EXHIBIT 4.1

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2

                                     Issuer


                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

                                Indenture Trustee

         --------------------------------------------------------------


                                    INDENTURE

                            Dated as of June 30, 2004


         --------------------------------------------------------------



                              MORTGAGE-BACKED NOTES


                             ----------------------







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                                                 TABLE OF CONTENTS
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Section                                                                                                        Page
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ARTICLE I

Definitions
         Section 1.01      DEFINITIONS............................................................................2
         Section 1.02      INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT......................................2
         Section 1.03      RULES OF CONSTRUCTION..................................................................2

Notes
         Section 2.01      FORM...................................................................................4
         Section 2.02      EXECUTION, AUTHENTICATION AND DELIVERY.................................................4
         Section 2.03      ACCEPTANCE OF MORTGAGE LOANS BY INDENTURE TRUSTEE......................................5

Covenants
         Section 3.01      COLLECTION OF PAYMENTS WITH RESPECT TO THE MORTGAGE LOANS..............................7
         Section 3.02      MAINTENANCE OF OFFICE OR AGENCY........................................................7
         Section 3.03      MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT...................................7
         Section 3.04      EXISTENCE..............................................................................8
         Section 3.05      PAYMENT OF PRINCIPAL AND INTEREST......................................................9
         Section 3.06      PROTECTION OF TRUST ESTATE............................................................15
         Section 3.07      OPINIONS AS TO TRUST ESTATE...........................................................15
         Section 3.08      PERFORMANCE OF OBLIGATIONS............................................................16
         Section 3.09      NEGATIVE COVENANTS....................................................................16
         Section 3.10      ANNUAL STATEMENT AS TO COMPLIANCE.....................................................17
         Section 3.11      [RESERVED]............................................................................17
         Section 3.12      REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS..........................17
         Section 3.13      AMENDMENTS TO SERVICING AGREEMENT.....................................................17
         Section 3.14      MASTER SERVICER AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE..........................17
         Section 3.15      INVESTMENT COMPANY ACT................................................................18
         Section 3.16      ISSUER MAY CONSOLIDATE, ETC...........................................................18
         Section 3.17      SUCCESSOR OR TRANSFEREE...............................................................20
         Section 3.18      NO OTHER BUSINESS.....................................................................20
         Section 3.19      NO BORROWING..........................................................................20
         Section 3.20      GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES.....................................20
         Section 3.21      CAPITAL EXPENDITURES..................................................................20
         Section 3.22      DETERMINATION OF NOTE INTEREST RATE...................................................20
         Section 3.23      RESTRICTED PAYMENTS...................................................................21
         Section 3.24      NOTICE OF EVENTS OF DEFAULT...........................................................21
         Section 3.25      FURTHER INSTRUMENTS AND ACTS..........................................................21
         Section 3.26      STATEMENTS TO NOTEHOLDERS.............................................................21
         Section 3.27      [RESERVED]............................................................................21
         Section 3.28      CERTAIN REPRESENTATIONS REGARDING THE TRUST ESTATE....................................21


                                                         i

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         Section 3.29      ALLOCATION OF REALIZED LOSSES.........................................................23

The Notes; Satisfaction and Discharge of Indenture
         Section 4.01      THE NOTES.............................................................................24
         Section 4.02      REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES;
         APPOINTMENT OF NOTE REGISTRAR AND CERTIFICATE REGISTRAR.................................................24
         Section 4.03      MUTILATED, DESTROYED, LOST OR STOLEN NOTES............................................25
         Section 4.04      PERSONS DEEMED OWNERS.................................................................26
         Section 4.05      CANCELLATION..........................................................................26
         Section 4.06      BOOK-ENTRY NOTES......................................................................26
         Section 4.07      NOTICES TO DEPOSITORY.................................................................27
         Section 4.08      DEFINITIVE NOTES......................................................................27
         Section 4.09      TAX TREATMENT.........................................................................28
         Section 4.10      SATISFACTION AND DISCHARGE OF INDENTURE...............................................28
         Section 4.11      APPLICATION OF TRUST MONEY............................................................29
         Section 4.12      [RESERVED.............................................................................29
         Section 4.13      REPAYMENT OF MONIES HELD BY PAYING AGENT..............................................29
         Section 4.14      TEMPORARY NOTES.......................................................................29
         Section 4.15      REPRESENTATION REGARDING ERISA........................................................30

ARTICLE V

Default and Remedies
         Section 5.01      EVENTS OF DEFAULT.....................................................................31
         Section 5.02      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT....................................31
         Section 5.03      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE
          .......................................................................................................32
         Section 5.04      REMEDIES; PRIORITIES..................................................................34
         Section 5.05      OPTIONAL PRESERVATION OF THE TRUST ESTATE.............................................35
         Section 5.06      LIMITATION OF SUITS...................................................................36
         Section 5.07      UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST
          .......................................................................................................36
         Section 5.08      RESTORATION OF RIGHTS AND REMEDIES....................................................36
         Section 5.09      RIGHTS AND REMEDIES CUMULATIVE........................................................37
         Section 5.10      DELAY OR OMISSION NOT A WAIVER........................................................37
         Section 5.11      CONTROL BY NOTEHOLDERS................................................................37
         Section 5.12      WAIVER OF PAST DEFAULTS...............................................................37
         Section 5.13      UNDERTAKING FOR COSTS.................................................................38
         Section 5.14      WAIVER OF STAY OR EXTENSION LAWS......................................................38
         Section 5.15      SALE OF TRUST ESTATE..................................................................38
         Section 5.16      ACTION ON NOTES.......................................................................40
         Section 5.17      PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS....................................40

ARTICLE VI

The Indenture Trustee


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         Section 6.01      DUTIES OF INDENTURE TRUSTEE...........................................................42
         Section 6.02      RIGHTS OF INDENTURE TRUSTEE...........................................................43
         Section 6.03      INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE................................................44
         Section 6.04      INDENTURE TRUSTEE'S DISCLAIMER........................................................44
         Section 6.05      NOTICE OF EVENT OF DEFAULT............................................................44
         Section 6.06      REPORTS BY INDENTURE TRUSTEE TO HOLDERS AND TAX ADMINISTRATION........................44
         Section 6.07      COMPENSATION AND INDEMNITY............................................................44
         Section 6.08      REPLACEMENT OF INDENTURE TRUSTEE......................................................45
         Section 6.09      SUCCESSOR INDENTURE TRUSTEE BY MERGER.................................................46
         Section 6.10      APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE.....................46
         Section 6.11      ELIGIBILITY; DISQUALIFICATION.........................................................47
         Section 6.12      PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER......................................47
         Section 6.13      REPRESENTATIONS AND WARRANTIES........................................................47
         Section 6.14      DIRECTIONS TO INDENTURE TRUSTEE.......................................................48
         Section 6.15      THE AGENTS............................................................................48
         Section 6.16      ADMINISTRATIVE DUTIES.................................................................48
         Section 6.17      RECORDS...............................................................................50
         Section 6.18      ADDITIONAL INFORMATION TO BE FURNISHED................................................50

ARTICLE VII

Noteholders' Lists and Reports
         Section 7.01      ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS
          .......................................................................................................51
         Section 7.02      PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS............................51
         Section 7.03      REPORTS OF ISSUER.....................................................................51
         Section 7.04      REPORTS BY INDENTURE TRUSTEE..........................................................52
         Section 7.05      STATEMENTS TO NOTEHOLDERS.............................................................52

ARTICLE VIII

Accounts, Disbursements and Releases
         Section 8.01      COLLECTION OF MONEY...................................................................55
         Section 8.02      TRUST ACCOUNTS........................................................................55
         Section 8.03      OFFICER'S CERTIFICATE.................................................................55
         Section 8.04      TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS..........................................56
         Section 8.05      RELEASE OF TRUST ESTATE...............................................................56
         Section 8.06      SURRENDER OF NOTES UPON FINAL PAYMENT.................................................56
         Section 8.07      OPTIONAL REDEMPTION OF THE NOTES......................................................56

ARTICLE IX

Supplemental Indentures
         Section 9.01      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS................................58
         Section 9.02      SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS...................................59
         Section 9.03      EXECUTION OF SUPPLEMENTAL INDENTURES..................................................60


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         Section 9.04      EFFECT OF SUPPLEMENTAL INDENTURE......................................................61
         Section 9.05      CONFORMITY WITH TRUST INDENTURE ACT...................................................61
         Section 9.06      REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES.........................................61

ARTICLE X

Miscellaneous
Compliance Certificates and Opinions, etc........................................................................62
         Section 10.02     FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE......................................63
         Section 10.03     ACTS OF NOTEHOLDERS...................................................................64
         Section 10.04     NOTICES ETC., TO INDENTURE TRUSTEE ISSUER AND RATING AGENCIES.........................64
         Section 10.05     NOTICES TO NOTEHOLDERS; WAIVER........................................................65
         Section 10.06     CONFLICT WITH TRUST INDENTURE ACT.....................................................65
         Section 10.07     EFFECT OF HEADINGS....................................................................66
         Section 10.09     SEPARABILITY..........................................................................66
         Section 10.10     [RESERVED.............................................................................66
         Section 10.11     LEGAL HOLIDAYS........................................................................66
         Section 10.12     GOVERNING LAW.........................................................................66
         Section 10.13     COUNTERPARTS..........................................................................66
         Section 10.14     RECORDING OF INDENTURE................................................................66
         Section 10.15     ISSUER OBLIGATION.....................................................................66
         Section 10.16     NO PETITION...........................................................................67
         Section 10.17     INSPECTION............................................................................67
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                  EXHIBITS

         Exhibit A-1      --        Form of Class [_-A-_] Notes
         Exhibit A-2      --        Form of Class [M-[_] Notes
         Exhibit A-3      --        Form of Class N Notes
         Exhibit B        --        Mortgage Loan Schedule

         Appendix A        --        Definitions


                                                        iv

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                  This Indenture, dated as of June 30, 2004, is entered into between American Home Mortgage Investment Trust 2004-2, a Delaware statutory trust, as Issuer (the "Issuer"), and Wells Fargo Bank, National Association, a national banking association, as Indenture Trustee (the "Indenture Trustee").

                                WITNESSETH THAT:

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Mortgage-Backed Notes, Series 2004-2 (the "Notes").

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to, whether now existing or hereafter created, (a) the Mortgage Loans, Eligible Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Mortgage Loans excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account and in all proceeds thereof; (d) all rights under (i) the Mortgage Loan Purchase Agreement as assigned to the Issuer,
(ii) the Servicing Agreement and any Subservicing Agreements, (iii) any title, hazard and primary insurance policies with respect to the Mortgaged Properties; and (iv) the Custodial Agreement; and (e) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

                  The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice (except as otherwise provided herein), priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

                                    ARTICLE I

                                   Definitions

         Section 1.01 DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

         Section 1.02 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

         Section 1.03 RULES OF CONSTRUCTION. Unless the context otherwise requires:

                           (i) a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                           (iii) "or" is not exclusive;

                           (iv) "including" means including without limitation;


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                           (v) words in the singular include the plural and
         words in the plural include the singular; and

                           (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.




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                                   ARTICLE II

                           Original Issuance of Notes

         Section 2.01 FORM. The Class A, Class M and Class N Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

         The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

         The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 to this Indenture are part of the terms of this Indenture.

         Section 2.02 EXECUTION, AUTHENTICATION AND DELIVERY. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuer Request authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance for such Class of Notes.

         Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.03 ACCEPTANCE OF MORTGAGE LOANS BY INDENTURE TRUSTEE. (a) The Indenture Trustee shall cause the Custodian as agent for the Indenture Trustee to acknowledge receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.1(b) of the Mortgage Loan Purchase Agreement, and to declare that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate, as agent for the Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes. No later than the Closing Date, with respect to the Mortgage Loans (or, with respect to any Eligible Substitute Mortgage Loan,


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within 5 days after the receipt by the Custodian as agent for the Indenture
Trustee thereof and, with respect to any documents received after the Closing Date, promptly thereafter), the Indenture Trustee shall cause the Custodian, as agent for the Indenture Trustee, to agree, for the benefit of the Noteholders, to review each Mortgage File delivered to it and to execute and deliver, or to cause to be executed and delivered, to the Seller, the Indenture Trustee and the Master Servicer an Initial Certification in the form annexed to the Custodial Agreement as Exhibit One. In conducting such review, the Indenture Trustee shall cause the Custodian, as agent for the Indenture Trustee, to ascertain whether all required documents described in Section 2.1(b)(i) to (v) of the Mortgage Loan Purchase Agreement have been executed and received and whether those documents relate, to the Mortgage Loans it has received, as identified in Exhibit B to this Indenture, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclause (b)(vi) of such section, the Custodian's obligations shall extend only to documents actually delivered pursuant to such subclause). In performing any such review, the Custodian as agent for the Indenture Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Custodian as agent for the Indenture Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B to this Indenture or to appear to be defective on its face, the Custodian as agent for the Indenture Trustee shall promptly notify the Seller and the Indenture Trustee of such finding.

         (b) No later than 180 days after the Closing Date, the Custodian as agent for the Indenture Trustee will review, for the benefit of the Noteholders, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller, the Master Servicer and the Indenture Trustee, a Final Certification in the form annexed to the Custodial Agreement as Exhibit Two. In conducting such review, the Custodian as agent for the Indenture Trustee will ascertain whether an original of each document described in subclauses
(b)(ii)-(iv) of Section 2.1 of the Mortgage Loan Purchase Agreement required to be recorded has been returned from the applicable recording office with evidence of recording thereon or a certified copy has been obtained from such recording office. If the Custodian as agent for the Indenture Trustee finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, to the Mortgage Loans identified in Exhibit B to this Indenture or to appear defective on its face, the Custodian as agent for the Indenture Trustee shall promptly notify the Seller and the Indenture Trustee.

         (c) Upon deposit by the Seller of the Repurchase Price in the Payment Account, the Indenture Trustee shall cause the Custodian to release to the Seller or the Master Servicer, as applicable, the related Mortgage File and the Indenture Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller or the Master Servicer, as applicable, as are necessary to vest in the Seller or the Master Servicer, as applicable, title to and rights under the related Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the deposit of the Repurchase Price in the Payment Account was received by the Indenture Trustee. The Custodian as agent for the Indenture Trustee shall amend the applicable Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Indenture Trustee of such amendment.

         Section 2.04 Interest Reserve Account.



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         (a) The Indenture Trustee shall deposit into the Payment Account amounts from the Interest Reserve Account to the extent described herein. On or prior to the Closing Date, the Indenture Trustee shall establish the Interest Reserve Account as a segregated trust account that is an Eligible Account in its name as Indenture Trustee for the benefit of the Noteholders and the Issuer.

         On the Closing Date, the Issuer shall remit to the Indenture Trustee for deposit in the Interest Reserve Account an amount equal to $25,000. Funds on deposit in the Interest Reserve Account shall be invested by the Indenture Trustee at the direction of the Depositor in Permitted Investments for the account of the Noteholders. The Indenture Trustee shall not be liable for any losses on such investments. The Indenture Trustee shall keep records that accurately reflect the funds on deposit in the Interest Reserve Account.

         (b) If on any Payment Date, an Interest Shortfall exists, the Indenture Trustee shall withdraw the amount of the Interest Shortfall from the Interest Reserve Account and deposit such sum into the Payment Account for payment to the Noteholders on such Payment Date.

         (c) On the Payment Date on which the balance of the Class N Notes has been reduced to zero, the Indenture Trustee, based upon the information set forth in the statements prepared by the Issuer, shall withdraw any funds remaining in the Interest Reserve Account and deposit such sum into the Payment Account for payment to the holders of the Class N Notes.




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



                                   ARTICLE III

                                    Covenants

         Section 3.01 COLLECTION OF PAYMENTS WITH RESPECT TO THE MORTGAGE LOANS. The Indenture Trustee shall establish and maintain an Eligible Account (the "Payment Account") in which the Indenture Trustee shall deposit, (i) on the same day as it is received from the Master Servicer, each remittance received by the Indenture Trustee with respect to the Mortgage Loans and (ii) any amounts required to be transferred from the Interest Reserve Account pursuant to Section
2.04. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03, and as provided in Section 3.05 herein, from monies on deposit in the Payment Account.

         Section 3.02 MAINTENANCE OF OFFICE OR AGENCY. The Issuer will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made at the office of the Indenture Trustee located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services, American Home Mortgage Securities LLC, Series 2004-2, and notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03 MONEY FOR PAYMENTS TO BE HELD IN TRUST; PAYING AGENT. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee as its Paying Agent.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

                        (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                       (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;



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



                      (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                       (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

                        (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                       (vi) not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04 EXISTENCE. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

         Section 3.05 PAYMENT OF PRINCIPAL AND INTEREST. (a) On each Payment Date from amounts on deposit in the Payment Account in accordance with Section
8.02 hereof, the Indenture Trustee shall pay to the Persons specified below, to the extent provided therein, the Available Funds for such Payment Date.

         (b) On each Payment Date, the Indenture Trustee shall withdraw from the Payment Account the Group I, Group II, Group III, Group IV and Group V Available Funds for such Payment Date and make the following payments in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date:

                           (i) from each Available Funds, to the holders of the related Class A Notes, the related Accrued Note Interest for such Class for such Payment Date, plus any related Unpaid Interest Shortfalls, with any amounts allocable to the Class IV-A Notes to be allocated among the various classes of Class IV-A Notes on a pro rata basis;

                           (ii) from any remaining Available Funds for all Loan Groups, to the holders of the Class M-1 Notes, the related Accrued Note Interest for such Class for such Payment Date;

                           (iii) from any remaining Available Funds for all Loan Groups, to the holders of the Class M-2 Notes, the related Accrued Note Interest for such Class for such Payment Date; and

                           (iv) from any remaining Available Funds for all Loan Groups, to the holders of the Class M-3 Notes, the related Accrued Note Interest for such Class for such Payment Date.

         On any Payment Date, any Unpaid Interest Shortfalls shall be allocated to the Class A Notes and Class M Notes on a pro rata basis based on the respective amounts of interest accrued on such Notes for such Payment Date as provided in the definition of Accrued Note Interest.

         (c) On each Payment Date, (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Holders of each Class of Notes, other than the Class N Notes, shall be entitled to receive payments in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

                           (i) concurrently, the related Class A Principal Allocation Fraction of the Principal Distribution Amount shall be allocated to the related Class A Notes, until the Note Principal Balances thereof have been reduced to zero, provided that any amount payable to the Class IV-A Notes shall be allocated as described in
         Section 3.05(e) below;

                           (ii) concurrently, any remaining Principal
         Distribution Amount shall be distributed to the Class A Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, provided that any amount payable to the Class IV-A Notes shall be allocated as described in Section 3.05(e) below,

                           (iii) any remaining Principal Distribution Amount, sequentially, to the Class M-1, Class M-2 and Class M-3 Notes, in that order, until the Note Principal Balance of each such Class is reduced to zero; and

                           (iv) any remainder as part of the Net Monthly Excess Cashflow to be allocated as described in Section 3.05(f) below.

         (d) On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of Notes, other than the Class N Notes, shall be entitled to receive payments in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

                           (i) concurrently, the Class A Principal Allocation Fraction of the Class A Principal Distribution Amount shall be allocated to the related Class A Notes, until the Note Principal Balances thereof have been reduced to zero, provided that any amount payable to the Class IV-A Notes shall be allocated as described in
         Section 3.05(e) below,

                           (ii) concurrently, any remaining Class A Principal Distribution Amount shall be distributed to the Class A Notes on a pro rata basis, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, provided that any amount payable to the Class IV-A Notes shall be allocated as described in Section 3.05(e) below,

                           (iii) to the Class M-1 Notes, the Class M-1 Principal Distribution Amount until the Note Principal Balance thereof has been reduced to zero;

                           (iv) to the Class M-2 Notes, the Class M-2 Principal Distribution Amount until the Note Principal Balance thereof has been reduced to zero;

                           (v) to the Class M-3 Notes, the Class M-3 Principal Distribution Amount until the Note Principal Balance thereof has been reduced to zero; and

                           (vi) any remainder as part of the Monthly Excess Cashflow to be allocated as described in Section 3.05(f) below.

         (e) Any amounts payable to the Class IV-A Notes in respect of principal shall be paid sequentially to the Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5 and Class IV-A-6 Notes, in that order, in each case until the Note Principal Balance thereof has been reduced to zero.

         (f) On each Payment Date, any Net Monthly Excess Cashflow shall be paid, in each case to the extent of remaining Net Excess Monthly Cashflow, as follows:

                           (i) to the holders of the Class A Notes and Class M Notes in an amount equal to the Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under Section 3.05(c) above;

                           (ii) to the holders of the Class A Notes, on a pro rata basis, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date;

                           (iii) to the holders of the Class M-1 Notes, any Unpaid Interest Shortfall for such Notes on such Payment Date, to the extent not previously reimbursed;

                           (iv) to the holders of the Class M-1 Notes in an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

                           (v) to the holders of the Class M-1 Notes, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date;

                           (vi) to the holders of the Class M-2 Notes, any Unpaid Interest Shortfall for such Notes on such Payment Date, to the extent not previously reimbursed;

                           (vii) to the holders of the Class M-2 Notes in an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

                           (viii) to the holders of the Class M-2 Notes, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date;

                           (ix) to the holders of the Class M-3 Notes, any Unpaid Interest Shortfall for such Notes on such Payment Date, to the extent not previously reimbursed;

                           (x) to the holders of the Class M-3 Notes in an amount equal to the Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

                           (xi) to the holders of the Class M-3 Notes, any related Basis Risk Shortfall Carry-Forward Amount or Net WAC Shortfall Carry-Forward Amount for such Notes on such Payment Date;

                           (xii) to the holders of the Class N Notes, any Accrued Note Interest for such Notes on such Payment Date;

                           (xiii) to the holders of the Class N Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and

                           (xiv) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Trust Certificates, as provided herein and in the Trust Agreement.

         (g) Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law.

         (h) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section 3.05 for the purpose of distributing such funds to the Certificateholders.

         (i) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Notes; PROVIDED, HOWEVER, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

         (j) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1, A-2 and A-3 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

         Section 3.06 PROTECTION OF TRUST ESTATE. (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                           (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                           (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                           (iii) cause the Issuer or Master Servicer to enforce any of the rights to the Mortgage Loans; or

                           (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.07(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.06 upon the Issuer's preparation thereof and delivery to the Indenture Trustee.

         Section 3.07 OPINIONS AS TO TRUST ESTATE. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

         (b) On or before April 15 in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re- recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

         Section 3.08 PERFORMANCE OF OBLIGATIONS. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

         (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take in the Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, may exercise the rights of the Issuer to direct the actions of the Master Servicer pursuant to the Servicing Agreement.

         Section 3.09 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not:

                           (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

                           (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

                           (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

                           (iv) waive or impair, or fail to assert rights under, the Mortgage Loans, or impair or cause to be impaired the Issuer's interest in the Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

         Section 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer will deliver to the Indenture Trustee, by March 1 of each year commencing with the calendar year 2005, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                           (i) a review of the activities of the Issuer during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                           (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.11      [RESERVED].

         Section 3.12 REPRESENTATIONS AND WARRANTIES CONCERNING THE MORTGAGE LOANS. The Indenture Trustee, as pledgee of the Mortgage Loans, shall have the benefit of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement concerning the Seller and the Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller of such finding and of the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

         Section 3.13 AMENDMENTS TO SERVICING AGREEMENT. The Issuer covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Servicing Agreement without the prior written consent of the Indenture Trustee.

         Section 3.14 MASTER SERVICER AS AGENT AND BAILEE OF THE INDENTURE TRUSTEE. Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its bailee in holding any Related Documents released to the Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer. The

Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the Master Servicer.

         Section 3.15 INVESTMENT COMPANY ACT. The Issuer shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); PROVIDED, HOWEVER, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.16 ISSUER MAY CONSOLIDATE, ETC. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                           (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and all amounts payable to the Indenture Trustee, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                           (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

                           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by AHM SPV III, LLC, cause the Trust to be subject to an entity level tax for federal income tax purposes;

                           (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                           (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                           (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                           (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn;

                           (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by AHM SPV III, LLC, cause the Trust to be subject to an entity level tax for federal income tax purposes;

                           (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

                           (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.17 SUCCESSOR OR TRANSFEREE. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall, following the Issuer's satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

         Section 3.18 NO OTHER BUSINESS. The Issuer shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.19 NO BORROWING. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

         Section 3.20 GUARANTEES, LOANS, MONTHLY ADVANCES AND OTHER LIABILITIES. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.21 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.22 DETERMINATION OF NOTE INTEREST RATE. On each Interest Determination Date the Indenture Trustee shall determine One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR and the related Note Interest Rate for each Class of Notes for the following Accrual Period and shall make such information available to the Issuer, the Master Servicer, and the Depositor. The establishment of One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to each Class of Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         Section 3.23 RESTRICTED PAYMENTS. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the

Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Certificate Registrar, the Certificate Paying Agent, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Master Servicer and the Subservicers pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

         Section 3.24 NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

         Section 3.25 FURTHER INSTRUMENTS AND ACTS. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.26 STATEMENTS TO NOTEHOLDERS. On each Payment Date, the Indenture Trustee shall make available on the Indenture Trustee's website, www.ctslink.com (or deliver at the recipient's option), to each Noteholder and Certificateholder the statement prepared by the Indenture Trustee pursuant to and in the manner provided for in Section 7.05 hereof.

         Section 3.27 [RESERVED].

         Section 3.28 CERTAIN REPRESENTATIONS REGARDING THE TRUST ESTATE.

         (a) With respect to that portion of the Collateral described in clauses
(a) through (c) of the definition of Trust Estate, the Issuer represents to the Indenture Trustee that:

                  (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                  (ii) The Collateral constitutes "deposit accounts" or "instruments," as applicable, within the meaning of the applicable UCC.

                  (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

                  (iv) The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

                  (v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

                  (vi) The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

         (b) With respect to that portion of the Collateral described in clauses
(d) and (e), the Issuer represents to the Indenture Trustee that:

                  (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                  (ii) The Collateral constitutes "general intangibles" within the meaning of the applicable UCC.

                  (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

                  (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

         (c) With respect to any Collateral in which a security interest may be perfected by filing, the Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

         (d) The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.28 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

         (e) The foregoing representations may not be waived and shall survive the issuance of the Notes.

         Section 3.29 ALLOCATION OF REALIZED LOSSES. (a) Any Realized Losses on the Mortgage Loans will be allocated or covered on any Payment Date as follows:
FIRST, to the Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date as provided in Section 3.05 of this Indenture; SECOND, in reduction of the Overcollateralized Amount until reduced to zero (meaning, no losses will be allocated to the Class M Notes until the aggregate Note Principal Balance of the Notes, other than the Class N Notes, equals the aggregate Stated Principal Balance of the Mortgage Loans); THIRD, to the Class M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; FOURTH, to the Class M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and FIFTH, to the Class M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.



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



                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

         Section 4.01 THE NOTES. Each Class of Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book- entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof.

         The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer.

         Section 4.02 REGISTRATION OF AND LIMITATIONS ON TRANSFER AND EXCHANGE OF NOTES; APPOINTMENT OF NOTE REGISTRAR AND CERTIFICATE REGISTRAR. The Issuer shall cause to be kept at the Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         The Issuer hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to
Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

         Section 4.03 MUTILATED, DESTROYED, LOST OR STOLEN NOTES. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.



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



         Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 4.04 PERSONS DEEMED OWNERS. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent and any agent of the Issuer or the Indenture Trustee or the Paying Agent may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Paying Agent nor any agent of the Issuer or the Indenture Trustee or the Paying Agent shall be affected by notice to the contrary.

         Section 4.05 CANCELLATION. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; PROVIDED, HOWEVER, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         Section 4.06 BOOK-ENTRY NOTES. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

                           (i) the provisions of this Section 4.06 shall be in
full force and effect;


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



                           (ii) the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

                           (iii) to the extent that the provisions of this
         Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

                           (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book- entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

                           (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         Section 4.07 NOTICES TO DEPOSITORY. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 4.08 DEFINITIVE NOTES. If (i) the Depositor advises the Indenture Trustee or the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Notes and the Depositor is unable to locate a qualified successor within 30 days, (ii) the Depositor, at its option (with the consent of the Indenture Trustee, which consent shall not by unreasonably withheld), elects to terminate the book-entry system through the Depository or
(iii) after the occurrence of an Event of Default, any Note Owner materially and adversely affected thereby may, at its option, request and receive a Definitive Note evidencing such Note Owner's Percentage Interest in the related Class of Notes. Upon surrender to the Indenture Trustee of the global Note or definitive typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Note Registrar will re-issue the Book-entry Notes as Definitive Notes issued in the respective Note Principal Balances owned by individual Note Owners. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         Section 4.09 TAX TREATMENT. The Issuer has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

         Section 4.10 SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the order of the Issuer, when

                  (A) either

                  (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                  (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                           a. have become due and payable,

                           b. will become due and payable at the Final Scheduled Payment Date within one year, or

                           c. have been called for early redemption and the Trust has been terminated pursuant to
                                    Section 8.07 hereof,

and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Indenture Trustee are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of c. above, the Issuer shall have complied with all requirements of Section 8.07 hereof,

                  (B) the Issuer has paid or caused to be paid all other sums payable hereunder; and

                  (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)b. above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

         Section 4.11 APPLICATION OF TRUST MONEY. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Certificate Paying Agent as designee of the Issuer, as the Indenture Trustee may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12 [RESERVED].

         Section 4.13 REPAYMENT OF MONIES HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.05 and thereupon such Person shall be released from all further liability with respect to such monies.

         Section 4.14 TEMPORARY NOTES. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the Indenture Trustee located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services American Home Mortgage Securities LLC, Series 2004-2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         Section 4.15 REPRESENTATION REGARDING ERISA. By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. ss. 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.




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



                                    ARTICLE V

                              Default and Remedies

         Section 5.01 EVENTS OF DEFAULT. The Issuer shall deliver to the Indenture Trustee, within five days after learning of the occurrence of a Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) or (iv) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

         Section 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if

                           (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                           (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or under the Notes if the Event of Default giving rise to such acceleration had not occurred;

                           (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

                           (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.



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




         Section 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY INDENTURE TRUSTEE.

         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, pay to the Indenture Trustee, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest at the applicable Note Interest Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16 hereof, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.16 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as directed in writing by Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of each Class of Notes, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                           (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or


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



         documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

                           (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                           (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

                           (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall


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



be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         Section 5.04 REMEDIES; PRIORITIES. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.16 hereof, may do one or more of the following (subject to Section 5.05 hereof):

                           (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

                           (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                           (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                           (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an Event of Servicer Termination has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Master Servicer as provided in the Servicing Agreement.

         (b) If the Indenture Trustee collects any money or property with respect to the Group I Loans, Group II Loans, Group III Loans, Group IV Loans or Group V Loans pursuant to this Article V, it shall pay out the money or property in the following order as determined for each Loan Group:

                  FIRST: to the Indenture Trustee and Master Servicer for amounts due and not previously paid in respect of the Mortgage Loans in that Loan Group;


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



                  SECOND: to the related Noteholders (other than the Class N Noteholders), the amount of interest then due and unpaid on the related Notes (other than Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts), first, to the Class A Noteholders from related Available Funds, the related Accrued Note Interest for such Class, plus any related Unpaid Interest Shortfalls, with any amounts allocable to the Class IV-A Notes to be allocated among the various Classes of Class IV-A Notes on a pro rata basis, and second, from any remaining Available Funds for all Loan Groups, to the Class M Noteholders, sequentially, according to the amounts due and payable on the Notes for interest;

                  THIRD: to the related Noteholders (other than the Class N Noteholders) the amount of principal then due and unpaid on the related Notes, and to each Noteholder (other than the Class N Noteholders), pro rata, without preference or priority of any kind, until the Note Principal Balance of each such Class is reduced to zero;

                  FOURTH: to the related Class M Notes, in order of payment priority, the amount of any related Allocated Realized Loss Amount not previously paid;

                  FIFTH: to the related Notes, in order of payment priority, the amount of any related Basis Risk Shortfall Carry-Forward Amounts and Net WAC Shortfall Carry-Forward Amounts, as applicable, not previously paid; and

                  SIXTH: to the holders of the Class N Notes, any Accrued Note Interest for such Notes on such Payment Date;

                  SEVENTH: to the holders of the Class N Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and

                  EIGHTH: to the payment of the remainder, if any, to the holders of the Trust Certificates on behalf of the Issuer.

         The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

         Section 5.05 OPTIONAL PRESERVATION OF THE TRUST ESTATE. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national


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



reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06 LIMITATION OF SUITS. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof

                           (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                           (ii) the Holders of not less than 25% of the aggregate Note Principal Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                           (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                           (iv) the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings; and

                           (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.07 UNCONDITIONAL RIGHTS OF NOTEHOLDERS TO RECEIVE PRINCIPAL AND INTEREST. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.



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



         Section 5.08 RESTORATION OF RIGHTS AND REMEDIES. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10 DELAY OR OMISSION NOT A WAIVER. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         Section 5.11 CONTROL BY NOTEHOLDERS. The Holders of a majority of the aggregate Note Principal Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                           (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                           (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of the Notes; and

                           (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability.

         Section 5.12 WAIVER OF PAST DEFAULTS. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of each Class of Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Section 5.13 UNDERTAKING FOR COSTS. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         Section 5.14 WAIVER OF STAY OR EXTENSION LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15 SALE OF TRUST ESTATE. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(ii) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

                  (1) the Holders of all Notes consent to or direct the Indenture Trustee to make, such Sale, or

                  (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

                  (3) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof), and the Holders of Notes representing at least 100% of the Note Principal Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) Unless the Holders representing at least 66-2/3% of the Note Principal Balances of the Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Notes, shall bid an amount at least $1.00 more than the highest other bid.

         (d) In connection with a Sale of all or any portion of the Trust
Estate,

                  (1) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                  (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                  (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

                  (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney- in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                  (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 5.16 ACTION ON NOTES. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

         Section 5.17 PERFORMANCE AND ENFORCEMENT OF CERTAIN OBLIGATIONS. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as applicable.

         (b) The Indenture Trustee, as pledgee of the Mortgage Loans, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Note Principal Balances of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.



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



                                   ARTICLE VI

                              The Indenture Trustee

         Section 6.01 DUTIES OF INDENTURE TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                           (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                           (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                           (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders, the Certificateholders or from the Issuer, which they are entitled to give under the Basic Documents.

         (d) The Indenture Trustee shall not be liable for interest on any money received by it except as set forth in the Basic Documents and as the Indenture Trustee may agree in writing with the Issuer.

         (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

         (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         (h) The Indenture Trustee shall act in accordance with Sections 6.03 and 6.04 of the Servicing Agreement and shall act as successor to the Master Servicer or appoint a successor Master Servicer in accordance with Section 6.02 of the Servicing Agreement; in no event however, shall the Indenture Trustee have any liability for any act or omission of the Master Servicer, any Subservicer, the Owner Trustee or the Custodian.

         (i) The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default or any Servicer Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default, Default or Servicer Default is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuer, the Trust Estate or this Indenture.

         Section 6.02 RIGHTS OF INDENTURE TRUSTEE. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer's Certificate or Opinion of Counsel.

         (c) Subject to the provisions of Section 6.01(c), the Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (d) The Indenture Trustee may consult with counsel, and the written advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or Opinion of such counsel.

         (e) For the limited purpose of effecting any action to be undertaken by the Indenture Trustee, but not specifically as a duty of the Indenture Trustee in the Indenture, the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be


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



responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

         (f) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee, (ii) pursuant to Sections 5.04(b), 6.07, 8.02(c), 8.05(a) or 8.07 hereunder or (iii) out of Available Funds.

         Section 6.03 INDIVIDUAL RIGHTS OF INDENTURE TRUSTEE. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

         Section 6.04 INDENTURE TRUSTEE'S DISCLAIMER. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         Section 6.05 NOTICE OF EVENT OF DEFAULT. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders.

         Section 6.06 REPORTS BY INDENTURE TRUSTEE TO HOLDERS AND TAX ADMINISTRATION. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns.

         The Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

         Section 6.07 COMPENSATION AND INDEMNITY. The Issuer shall pay to the Indenture Trustee on each Payment Date reasonable compensation for its services. On each Payment Date the Indenture


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



Trustee shall be entitled to withdraw from the Payment Account, the Indenture Trustee Fee for such Payment Date in accordance with Section 3.07 of the Servicing Agreement. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this Trust and the performance of its duties hereunder and under the other Basic Documents. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee or any of its agents, counsel, accountants or experts through the Indenture Trustee's or such agent's, counsel's, accountant's or expert's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. If the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08 REPLACEMENT OF INDENTURE TRUSTEE. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. Holders of a majority of Note Principal Balances of each Class of Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                           (i) the Indenture Trustee fails to comply with or qualify pursuant to the provisions of Section 6.11 hereof;

                           (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                           (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                           (iv) the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.



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



         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09 SUCCESSOR INDENTURE TRUSTEE BY MERGER. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies and the Issuer with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

         If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10 APPOINTMENT OF CO-INDENTURE TRUSTEE OR SEPARATE INDENTURE TRUSTEE. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.



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



         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                           (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                           (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11 ELIGIBILITY; DISQUALIFICATION. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.


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



         Section 6.12 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

         Section 6.13 REPRESENTATIONS AND WARRANTIES. The Indenture Trustee hereby represents that:

                           (i) The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

                           (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

                           (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound; and

                           (iv) To the Indenture Trustee's knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

         Section 6.14 DIRECTIONS TO INDENTURE TRUSTEE. The Indenture Trustee is hereby directed:

         (a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders;

         (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2 and A-3 to this Indenture in accordance with the terms of this Indenture; and

         (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

         Section 6.15 THE AGENTS. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

         Section 6.16 ADMINISTRATIVE DUTIES.



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



         (a) The Indenture Trustee agrees to perform all of the duties of the Issuer under the Depository Agreement. In addition to its duties performed under the Depository Agreement, the Indenture Trustee shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Trust Agreement, the Mortgage Loan Purchase Agreement and the Indenture (references are to sections of the Indenture):

                  (i) The Indenture Trustee shall notify the Owner Trustee if the Indenture Trustee obtains actual knowledge or written notice that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder;

                  (ii) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 4.02);

                  (iii) causing the preparation of the Notes for execution by the Owner Trustee upon the registration of any transfer or exchange of the Notes or execution of a supplemental indenture (Sections 4.02, 4.03 and 9.06);

                  (iv) if requested, causing the preparation of an Issuer Order and related documents for authentication of the Notes, executing such Issuer Order on behalf of the Issuer and causing delivery of the same to the Indenture Trustee (Sections 4.02, 4.03 and 4.08);

                  (v) causing the preparation of Definitive Notes in accordance with the instructions of any Clearing Agency (including the preparation of any temporary notes) (Section 4.14);

                  (vi) the maintenance of an office for registration of transfer or exchange of Notes (Section 3.02);

                  (vii) the preparation of an Issuer Order required to appoint a Paying Agent, the preparation of written notice to the Indenture Trustee and the duty to cause newly appointed Paying Agents, if any, to execute and deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

                  (viii) notifying the Paying Agent to pay to the Indenture Trustee all sums held in trust by the Paying Agent (Section 3.03);

                  (ix) the execution of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments necessary to protect the Collateral prepared by the Issuer and delivered to the Indenture Trustee for execution (Section 3.06);

                  (x) the notification to the Owner Trustee of the Issuer's non-compliance with its negative covenants or restricted payment covenants upon actual knowledge by the Indenture Trustee of such non-compliance (Sections 3.09 and 3.23);



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



                  (xi) the furnishing of the Indenture Trustee with the names and addresses of Holders of Notes during any period when the Indenture Trustee is not the Note Registrar (Section 7.01); and

                  (xii) if necessary, the mailing to the Noteholders of notices with respect to their consent to any supplemental indentures (Section 9.02).

         (b) The Indenture Trustee agrees to notify the Depositor not later than thirty (30) days prior to the date on which the Issuer is required to deliver the annual Opinion of Counsel in accordance with Section 3.07(b) of this Indenture.

         (c) In carrying out the foregoing duties or any of its other obligations under this Indenture, the Indenture Trustee may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Indenture Trustee's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

         (d) The Indenture Trustee in its capacity as the Certificate Registrar, and upon a request received from the Owner Trustee, shall promptly notify the Certificateholders of (i) any change in the Corporate Trust Office of the Owner Trustee, (ii) any amendment to the Trust Agreement requiring notice be given to the Certificateholders and (iii) any other notice required to be given to the Certificateholders by the Owner Trustee under the Trust Agreement.

         (e) With respect to matters that in the reasonable judgment of the Indenture Trustee are non-ministerial, the Indenture Trustee shall not take any action pursuant to this Article VII unless within a reasonable time before the taking of such action, the Indenture Trustee shall have notified the Owner Trustee and the Rating Agencies of the proposed action and the Rating Agencies shall have notified the Issuer in writing that such transaction shall not cause their respective ratings of the Notes, to be reduced, qualified, suspended or withdrawn and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

                  (i) the amendment of or any supplement to the Indenture;

                  (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Mortgage Loans);

                  (iii) the amendment, change or modification of this Indenture or any of the other Basic Documents;

                  (iv) the appointment of successor Certificate Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Master Servicers or the consent to the assignment by the Certificate Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and



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



                  (v) the removal of the Indenture Trustee.

         Section 6.17 RECORDS. The Indenture Trustee shall maintain appropriate books of account and records relating to services performed under this Indenture, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

         Section 6.18 ADDITIONAL INFORMATION TO BE FURNISHED. The Indenture Trustee shall furnish to the Issuer from time to time such additional information regarding the Mortgage Loans and the Notes as the Issuer shall reasonably request.




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



                                   ARTICLE VII

                         Noteholders' Lists and Reports

         Section 7.01 ISSUER TO FURNISH INDENTURE TRUSTEE NAMES AND ADDRESSES OF NOTEHOLDERS. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

         Section 7.02 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         Section 7.03 REPORTS OF ISSUER. (a) Subject to Section 4.06 of the Servicing Agreement,

                           (i) the Indenture Trustee shall file with the Commission on behalf of the Issuer, with a copy to the Issuer within 15 days before the Issuer is required to file the same with the Commission, the annual reports and the information, documents and other reports (or such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act;

                           (ii) The Indenture Trustee shall file with the Commission, on behalf of the Issuer, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                           (iii) The Indenture Trustee shall supply (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA ss. 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and
         (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.


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



         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04 REPORTS BY INDENTURE TRUSTEE. If required by TIA ss. 313(a), within 60 days after each January 30 beginning with March 31, 2005, the Indenture Trustee shall mail to each Noteholder as required by TIA ss. 313(c) a brief report dated as of such date that complies with TIA ss. 313(a). The Indenture Trustee also shall comply with TIA ss. 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission via EDGAR and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

         Section 7.05 STATEMENTS TO NOTEHOLDERS. (a) With respect to each Payment Date, the Indenture Trustee shall make available via the Indenture Trustee's website, initially located at www.ctslink.com, to each Noteholder and each Certificateholder (or deliver at the recipient's option), the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to the Notes, to the extent applicable:

                           (i) the aggregate amount of collections with respect to the Mortgage Loans;

                           (ii) the Group I Available Funds, Group II Available Funds, Group III Available Funds, Group IV Available Funds and Group V Available Funds and Net Monthly Excess Cash Flow, with respect to the Group I, Group II, Group III, Group IV, and Group V Loans, payable to each Class of Noteholders for such Payment Date, the Basis Risk Shortfall Carry-Forward Amount and Net WAC Shortfall Carry-Forward Amount on each Class of Notes for such Payment Date and the aggregate Unpaid Interest Shortfall on each Class of Notes for such Payment Date;

                           (iii) (a) the amount of such distribution to each Class of Class I-A, Class II-A, Class III-A, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5, Class IV-A-6, Class V-A, Class M-1, Class M-2, Class M-3 and Class N Notes applied to reduce the Note Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

                           (iv) the amount of such distribution to Holders of each Class of Notes allocable to interest;

                           (v) the amount of any distribution to the Certificates;

                           (vi) if the distribution to the Holders of any Class of Notes is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;



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



                           (vii) the number and the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, determined in the aggregate and separately for Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V;

                           (viii) the aggregate Note Principal Balance of each Class of Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses and the aggregate Note Principal Balance of all of the Class I-A, Class II-A, Class III-A, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV- A-4, Class IV-A-5, Class IV-A-6, Class V-A, Class M-1, Class M-2, Class M-3 and Class N Notes after giving effect to the distribution of principal on such Payment Date;

                           (ix) the number and aggregate Stated Principal Balances of Mortgage Loans (a) as to which the Monthly Payment is delinquent for 31-60 days, 61-90 days, 91 or more days, respectively,
         (b) in foreclosure and (c) that have become REO Property, in each case as of the end of the preceding calendar month, determined in the aggregate and separately for Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V;

                           (x) the Overcollateralization Increase Amount with respect to each Loan Group, Overcollateralization Target Amount and Overcollateralized Amount, if any, in each case as the end of the related Payment Date, in each case as determined separately for each Loan Group;

                           (xi) the amount of any Advances and Compensating Interest payments;

                           (xii) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

                           (xiii) the number and aggregate Stated Principal Balance of Mortgage Loans repurchased pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date determined in the aggregate and separately for Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V;

                           (xiv) the book value of any REO Property;

                           (xv) the amount of any Prepayment Interest Shortfalls or Relief Act Shortfalls for such Payment Date; and

                           (xvi) the aggregate Stated Principal Balance of Mortgage Loans purchased pursuant to Section 3.18 of the Servicing Agreement for the related Payment Date and cumulatively since the Closing Date.

         Items (iii) and (iv) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder of record if


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so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (iv) with respect to the Notes for such calendar year.

         The Indenture Trustee may conclusively rely upon the Remittance Report provided by the Master Servicer to the Indenture Trustee pursuant to Section
4.01 of the Servicing Agreement in its preparation of its Statement to Noteholders.

         The Indenture Trustee will make the monthly statements provided for in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to Noteholders, other parties to this Agreement and any other interested parties via the Indenture Trustee's website. The Indenture Trustee's website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the Indenture Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. With the consent of the Depositor, the Indenture Trustee may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).




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                                  ARTICLE VIII

                      Accounts, Disbursements and Releases

         Section 8.01 COLLECTION OF MONEY. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02 TRUST ACCOUNTS. (a) On or prior to the Closing Date, the Issuer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Payment Account as provided in Section 3.01 hereof.

         (b) All monies deposited from time to time in the Payment Account and all deposits therein pursuant to this Indenture (other than deposits of any gain or income on investments thereof) are for the benefit of the Noteholders. Any loss on any investment made by the Indenture Trustee with funds in the Payment Account shall be reimbursed immediately to the Trust Estate by the Indenture Trustee. All investments made with monies in the Payment Account and the Certificate Distribution Account including all income or other gain from such investments shall be for the benefit of and the risk of the Indenture Trustee.

         (c) On each Payment Date, the Indenture Trustee shall be entitled to withdraw from the Payment Account the following amounts: (i) to pay to the Indenture Trustee the Indenture Trustee Fee with respect to such Payment Date and all other amounts reimbursable by the Issuer or from the Payment Account to the Indenture Trustee pursuant to any provision of any Basic Document, and (ii) the Indenture Trustee shall distribute all remaining amounts on deposit in the Payment Account to the Noteholders in respect of the Notes and to such other persons in the order of priority set forth in Section 3.05 hereof (except as otherwise provided in Section 5.04(b) hereof). In addition, the Indenture Trustee shall pay from its own funds, without any right of reimbursement therefor from the Issuer or the Payment Account, all Owner Trustee Fees and the fees payable to the Custodian pursuant to the Custodial Agreement.

         (d) The Indenture Trustee shall invest any funds in the Payment Account, but only in Eligible Investments, as directed by it, maturing no later than the next Payment Date and such Eligible Investments shall not be sold or disposed of prior to their maturity.

         Section 8.03 OFFICER'S CERTIFICATE. The Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall


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also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

         Section 8.04 TERMINATION UPON DISTRIBUTION TO NOTEHOLDERS. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders and the Indenture Trustee of all amounts required to be distributed pursuant to
Article III; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Section 8.05 RELEASE OF TRUST ESTATE. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the Master Servicer of a Mortgage Loan pursuant to Section 3.18 of the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

         (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied.

         Section 8.06 SURRENDER OF NOTES UPON FINAL PAYMENT. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

         Section 8.07 OPTIONAL REDEMPTION OF THE NOTES. (a) The Majority Certificateholder shall have the option to purchase the assets of the Trust and thereby cause the redemption of the Notes, in whole, but not in part, on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of Cut-off Date. The aggregate redemption price (the "Redemption Price") for the Notes will be equal to 100% of the aggregate outstanding Note Principal Balance of the Notes as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the applicable Note Interest Rate through such Payment Date (including any related Unpaid Interest Shortfall, Basis Risk Shortfall Carry-Forward Amount and Net WAC


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Shortfall Carry-Forward Amount), plus an amount sufficient to pay in full all amounts owing to the Indenture Trustee under this Indenture (which amounts shall be specified in writing upon request of the Issuer by the Indenture Trustee) and the Master Servicer.

         (b) In order to exercise the foregoing option, the Majority Certificateholder shall provide written notice of its exercise of such option to the Indenture Trustee, the Issuer, the Owner Trustee and the Master Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Indenture Trustee shall provide written notice to the Noteholders of the final payment on the Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Redemption Price specified in (a) above with the Indenture Trustee, who shall deposit the Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.05 hereof and payment to the Indenture Trustee and the Master Servicer as set forth in (a) above, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or such redemption cannot be completed for any reason, (a) the amount so deposited by the Majority Certificateholder with the Indenture Trustee shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the Notes shall continue to bear interest at the related Note Interest Rate.




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                                   ARTICLE IX

                             Supplemental Indentures

         Section 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF NOTEHOLDERS.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                           (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                           (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                           (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                           (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                           (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

                           (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

                           (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI hereof; or

                           (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

PROVIDED, HOWEVER, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel as to the enforceability of any such indenture


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



supplement and to the effect that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a "substantial modification" of the Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, (ii) shall not adversely affect in any material respect the interests of any Noteholder and (iii) if 100% of the Certificates are not owned by AHM SPV III, LLC, cause the Issuer to be subject to an entity level tax for federal income tax purposes.

         Section 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF NOTEHOLDERS. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the consent of the Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                           (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                           (ii) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;



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



                           (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                           (iv) reduce the percentage of the Note Principal Balances of the Notes, or any Class of Notes, required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

                           (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                           (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                           (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and PROVIDED, FURTHER, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer (if 100% of the Certificates are not owned by AHM SPV III, LLC) to be subject to an entity level tax for federal income tax purposes.

         Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee.

         It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled


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to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURE. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.06 REFERENCE IN NOTES TO SUPPLEMENTAL INDENTURES. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.




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                                    ARTICLE X

                                  Miscellaneous

         Section 10.01 COMPLIANCE CERTIFICATES AND OPINIONS, ETC. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

                  (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

                  (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent".

         (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

                           (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the


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         basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause
         (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

                           (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                           (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then outstanding Note Principal Balances of the Notes.

         Section 10.02 FORM OF DOCUMENTS DELIVERED TO INDENTURE TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.



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         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03 ACTS OF NOTEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 10.04 NOTICES ETC., TO INDENTURE TRUSTEE ISSUER AND RATING AGENCIES. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

                           (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer; or

                           (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuer addressed to: American Home Mortgage Investment Trust 2004-2, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19990-0001, Attention:
         Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee; or

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, (i) to Standard & Poor's, at the following address: Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department; and (ii) to Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 10.05 NOTICES TO NOTEHOLDERS; WAIVER. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.07 EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.08 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 10.09 SEPARABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.10     [RESERVED].

         Section 10.11 LEGAL HOLIDAYS. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 10.12 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.13 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.14 RECORDING OF INDENTURE. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.15 ISSUER OBLIGATION. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 10.16 NO PETITION. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         Section 10.17 INSPECTION. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                              AMERICAN HOME MORTGAGE
                                              INVESTMENT TRUST 2004-2, as
                                              Issuer Wilmington Trust
                                              Company, not in its individual
                                              capacity but solely as Owner
                                              Trustee

                                              By: /s/ Janel R. Havrilla
                                                  ---------------------------
                                              Name:   Janel R. Havrilla
                                              Title:  Financial Services Officer


                                              WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION, as Indenture Trustee


                                              By: /s/ Peter J. Masterman
                                                  ---------------------------
                                              Name:   Peter J. Masterman
                                              Title:  Vice President

STATE OF _____________      )
                            ) ss.:
COUNTY OF ___________       )

         On this 30th day of June, 2004, before me personally appeared ________________ to me known, who being by me duly sworn, did depose and say, that he is the _______________ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.



                                                              Notary Public


                                                              __________________
                                                              NOTARY PUBLIC




[NOTARIAL SEAL]

STATE OF DELAWARE                           )
                                            ) ss.:
COUNTY OF NEW CASTLE                        )

         On this 30st day of June, 2004, before me personally appeared ____________________ to me known, who being by me duly sworn, did depose and say, that she is a Financial Services Officer of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.



                                                              Notary Public


                                                              __________________
                                                              NOTARY PUBLIC




[NOTARIAL SEAL]

                                   EXHIBIT A-1

                              CLASS [__-A-__] NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.





                                      A-1-1

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2
                      MORTGAGE-BACKED NOTES, SERIES 2004-2
                                 CLASS [__-A-__]



AGGREGATE NOTE PRINCIPAL                            NOTE INTEREST
BALANCE: $[________________]                        RATE: Adjustable Rate

INITIAL NOTE PRINCIPAL                              NOTE NO. 1
BALANCE OF THIS NOTE: $[_____________]

PERCENTAGE INTEREST: 100%                           CUSIP NO: [_______________]


                  American Home Mortgage Investment Trust 2004-2 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________]. or registered assigns, the principal sum of $[____________________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 2004 and ending on or before the Payment Date occurring in February 2044 (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2004-2 (the "Notes"), issued under an Indenture dated as of June 30, 2004 (the "Indenture"), between the Issuer and Wells Fargo Bank, National Association as indenture trustee (the "Indenture Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [__-A-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.



                                      A-1-2

         The Notes are subject to redemption in whole, but not in part, by the Holder of the Certificates, or, if there is no single holder, the Majority Certificateholder, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [__- A-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class [__- A-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.


                                      A-1-3

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is


                                      A-1-4
made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: June 30, 2004


                                           AMERICAN HOME MORTGAGE
                                           INVESTMENT TRUST 2004-2

                                           BY:  WILMINGTON TRUST COMPANY, not in
                                                its individual capacity but
                                                solely in its capacity as Owner
                                                Trustee




                                      A-1-5

                                           By:      ____________________________
                                                        Authorized Signatory



                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Class [__-A-__] Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION , as Indenture Trustee



By:      ________________________
         Authorized Signatory



                                      A-1-6

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM         --      as tenants in common
         TEN ENT         --      as tenants by the entireties
         JT TEN          --      as joint tenants with right of survivorship and
                                 not as tenants in common
UNIF GIFT MIN ACT        --      __________ Custodian

                                 ------------------------------
                                 (Cust)                 (Minor)

                                 under Uniform Gifts to Minor Act

                                 ---------------------
                                                                  (State)

     Additional abbreviations may also be used though not in the above list.




                                      A-1-7

                                   ASSIGNMENT
                                   ----------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

                    ________________________________________

                    ________________________________________

                    ________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)



________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
         ---------------------------        ------------------------------------

Signature Guaranteed by
                           -----------------------------------------------------

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.






                                      A-1-8

                                   EXHIBIT A-2

                              CLASS [__-M-__] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, [CLASS M-1][ AND CLASS M-2 NOTES] AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                      A-2-1

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2
                      MORTGAGE-BACKED NOTES, SERIES 2004-2
                                 CLASS [__-M-__]


AGGREGATE NOTE PRINCIPAL                             NOTE INTEREST
BALANCE: $[______________]                           RATE: Adjustable Rate

INITIAL NOTE PRINCIPAL                               NOTE NO. 1
BALANCE OF THIS NOTE: $[_____________]

PERCENTAGE INTEREST: 100%                            CUSIP NO:


         American Home Mortgage Investment Trust 2004-2 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [____________] or registered assigns, the principal sum of $[______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 2004 and ending on or before the Payment Date occurring in February 2044 (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2004-2 (the "Notes"), issued under an Indenture dated as of June 30, 2004 (the "Indenture"), between the Issuer and Wells Fargo Bank, National Association as indenture trustee (the "Indenture Trustee", to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates, and increased by any Subsequent Recoveries allocated to such Note.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [__-M-__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.



                                      A-2-2

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Notes are subject to redemption in whole, but not in part, by the Holder of the Certificates, or, if there is no single Holder, the Majority Certificateholder, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class [__- M-__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class [__- M-__] Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all


                                      A-2-3
amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision


                                      A-2-4
of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.



                                      A-2-5

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: June 30, 2004

                                           AMERICAN HOME MORTGAGE
                                           INVESTMENT TRUST 2004-2

                                           BY:  WILMINGTON TRUST COMPANY, not in
                                                its individual capacity but
                                                solely in its capacity as Owner
                                                Trustee



                                           By:  ________________________________
                                                Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class [__-M-__] Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION , as Indenture Trustee




By:      __________________________
         Authorized Signatory












                                      A-2-6

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM         --      as tenants in common
         TEN ENT         --      as tenants by the entireties
         JT TEN          --      as joint tenants with right of survivorship and
                                 not as tenants in common
UNIF GIFT MIN ACT        --      __________ Custodian

                                 ------------------------------
                                 (Cust)                 (Minor)

                                 under Uniform Gifts to Minor Act

                                 ---------------------
                                                                  (State)

     Additional abbreviations may also be used though not in the above list.




                                      A-2-7

                                   ASSIGNMENT
                                   ----------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

                    ________________________________________

                    ________________________________________

                    ________________________________________
  (Please print or typewrite name and address, including zip code, of assignee)



________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
         ---------------------------        ------------------------------------

Signature Guaranteed by
                           -----------------------------------------------------

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.






                                      A-2-8

                                   EXHIBIT A-3


                                  CLASS N NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS M NOTES AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                      A-3-1

                 AMERICAN HOME MORTGAGE INVESTMENT TRUST 2004-2
                      MORTGAGE-BACKED NOTES, SERIES 2004-2
                                     CLASS N


AGGREGATE NOTE PRINCIPAL                         NOTE INTEREST
BALANCE: $[_______________]                      RATE: 5.500%

INITIAL NOTE PRINCIPAL                           NOTE NO. 1
BALANCE OF THIS NOTE: $[_____________]

PERCENTAGE INTEREST: 100%                        CUSIP NO: [_____________]


         American Home Mortgage Investment Trust 2004-2 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to [________] or registered assigns, the principal sum of $[_______________] in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in July 2004 and ending on or before the Payment Date occurring in February 2044 (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2004-2 (the "Notes"), issued under an Indenture dated as of June 30,2004 (the "Indenture"), between the Issuer and Wells Fargo Bank, National Association as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         To the extent of remaining related Net Monthly Excess Cashflow, payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class N Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.



                                      A-3-2

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Notes are subject to redemption in whole, but not in part, by the Holder of the Certificates, or, if there is no single Holder, the Majority Certificateholder, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class N Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Master Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class N Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all


                                      A-3-3
amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The failure to pay any Unpaid Interest Shortfall at any time when funds are not available to make such payment as provided in the Indenture, and the failure to pay Accrued Note Interest on the Class N Notes, shall not constitute an Event of Default under the Indenture.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of each Class of Notes affected thereby. The Indenture also contains provisions permitting the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision


                                      A-3-4
of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.



                                      A-3-5

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: June 30, 2004

                                           AMERICAN HOME MORTGAGE
                                           INVESTMENT TRUST 2004-2

                                           BY:  WILMINGTON TRUST COMPANY, not in
                                                its individual capacity but
                                                solely in its capacity as Owner
                                                Trustee



                                           By:  ________________________________
                                                Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Class N Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION , as Indenture Trustee




By:      __________________________
         Authorized Signatory












                                      A-3-6

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM         --      as tenants in common
         TEN ENT         --      as tenants by the entireties
         JT TEN          --      as joint tenants with right of survivorship and
                                 not as tenants in common
UNIF GIFT MIN ACT        --      __________ Custodian

                                 ------------------------------
                                 (Cust)                 (Minor)

                                 under Uniform Gifts to Minor Act

                                 ---------------------
                                                                  (State)

     Additional abbreviations may also be used though not in the above list.




                                      A-3-7

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                (Filed Manually)




                                      A-3-1

                                   APPENDIX A
                                   DEFINITIONS

         ACCRUAL PERIOD: With respect to any Payment Date and each class of Class I-A Notes and Class M Notes, the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date. With respect to any Payment Date and the Class IV-A-1Notes and Class IV-A-2 Notes, the period from the 25th day of the prior calendar month (or in the case of the first Payment Date, from the Closing Date) to the 24th day of the month of that Payment Date through the day preceding such Payment Date. With respect to any Payment Date and each class of Notes, other than the Class I-A, Class IV-A-1, Class IV-A-2 and Class M Notes, the prior calendar month.

         ACCRUED NOTE INTEREST: With respect to any Payment Date and each class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate. Accrued Note Interest for the Class I-A Notes and Class M Notes shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Notes, other than the Class I-A Notes and Class M Notes, shall be calculated on the basis of the 360-day year consisting of twelve 30-day months.

         ADJUSTMENT FRACTION: For any Payment Date on which the aggregate Note Principal Balance of the Class A Notes and Class M Notes immediately prior to that Payment Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, a fraction, (x) the numerator of which is the aggregate Note Principal Balance of the Class A Notes and Class M Notes immediately prior to that Payment Date, and (y) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period. For any Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period exceeds the aggregate Note Principal Balance of the Class A Notes and Class M Notes immediately prior to that Payment Date, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class A Notes and Class M Notes immediately prior to that Payment Date.

         ADJUSTMENT DATE: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

         AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         ALLOCATED REALIZED LOSS AMOUNT: With respect to any class of Class M Notes and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that Class of Notes on that Payment Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Payment Date, in each case, with interest thereon at the applicable
Note Interest Rate for such Payment Date for such Class for the related Accrual Period.

         APPRAISED VALUE: The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal made at the time of the origination of the related Mortgage Loan, or (ii) the sale price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan, the proceeds of which were used to refinance an existing Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         ARM LOANS: At any time, collectively, all the Mortgage Loans which have adjustable Mortgage Rates.

         ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

         AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

         AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         AVAILABLE FUNDS: The Group I, Group II, Group III, Group IV or Group V Available Funds, as applicable.

         AVAILABLE FUNDS RATE: On any Payment Date and the Class I-A Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the Group I Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, times (1) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (2) the Adjustment Fraction.

         On any Payment Date and any class of Class II-A, Class III-A, Class IV-A or Class V-A Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the related Mortgage Loans included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances thereof as of the end of the prior Due Period, times the Adjustment Fraction.

         On any Payment Date and any class of Class M Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans in each Loan Group included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal

Balances thereof as of the end of the prior Due Period, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each Loan Group, the aggregate Note Principal Balance of the related Class A Notes, times (1) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and times (2) the Adjustment Fraction.

         BANKRUPTCY CODE: The Bankruptcy Code of 1978, as amended.

         BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the Indenture, the Custodial Agreement, the Notes, the Trust Certificates, the Servicing Agreement, the Mortgage Loan Purchase Agreement and the other documents and certificates delivered in connection with any of the above.

         BASIC PRINCIPAL DISTRIBUTION AMOUNT: With respect to any Payment Date, the lesser of (a) the excess of (i) the Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Notes (other than the Class N Notes) for such Payment Date and (b) the Principal Remittance Amount for the Mortgage Loans in the aggregate for such Payment Date.

         BASIS RISK SHORTFALL: With respect to any class of LIBOR Notes, on each Payment Date where clause (iii) of the definition of "Note Interest Rate" is less than clauses (i) or (ii) of the definition of "Note Interest Rate," the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Note Interest Rate over (y)Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

         BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT: With respect to each class of LIBOR Notes and any Payment Date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow.

         BENEFICIAL OWNER: With respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

         BOOK-ENTRY NOTES: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

         BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the City of New York, Delaware or Maryland or in the city in which the Corporate Trust Office is located, is required or authorized by law to be closed.

         CALENDAR QUARTER: A Calendar Quarter shall consist of one of the following time periods in any given year: January 1 through March 31, April 1 through June 30, July 1 though September 30, and October 1 through December 31.

         CASH LIQUIDATION: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer evidenced in a certificate of a Servicing Officer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

         CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

         CERTIFICATE PAYING AGENT: Initially, the Indenture Trustee, in its capacity as Certificate Paying Agent, or any successor to the Indenture Trustee in such capacity.

         CERTIFICATE PERCENTAGE INTEREST: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

         CERTIFICATE REGISTER: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

         CERTIFICATE REGISTRAR: Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

         CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

         CERTIFICATES OR TRUST CERTIFICATES: The American Home Mortgage Investment Trust 2004-2 Trust Certificates, Series 2004-2, evidencing the beneficial ownership interest in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

         CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Certificate Registrar or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

         CLASS: Any of the Class A, Class M or Class N Notes.

         CLASS A NOTES: The Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes in the form attached as Exhibit A-1 to the Indenture.

         CLASS A PRINCIPAL ALLOCATION FRACTION: For any Payment Date and each class of Class A Notes, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the Mortgage Loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Remittance Amount for all of the Mortgage Loans to be distributed on that Payment Date.

         CLASS A PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 89.50% and
(b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Cut-off Date Balance.

         CLASS IV NOTES: The Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5 and Class IV-A-6 Notes.

         CLASS M NOTES: The Class M-1, Class M-2 and Class M-3 Notes in the form attached as Exhibit A-2 to the Indenture.

         CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class A Notes (after taking into account the distribution of the Class A Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 96.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Cut-off Date Balance.

         CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class A Notes and Class M-1 Notes (after taking into account the distribution of the Class A and

Class M-1 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 98.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Cut-off Date Balance.

         CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class A, Class M-1 and Class M-2 Notes (after taking into account the distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts on such Payment Date) and
(ii) the Note Principal Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by 99.20% and
(b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.40% of the Cut-off Date Balance.

         CLASS N NOTES: The Class N Notes in the form attached as Exhibit A-3 to the Indenture.

         CONFORMING BALANCE: A mortgage loan has a Conforming Balance if it is secured by a single family property with a maximum original principal balance of $333,700 or less for all mortgage loans other than those originated in Alaska and Hawaii, for which the maximum balance is $500,550. For mortgage loans secured by two-, three- and four-family properties the maximum balance is $427,150, $516,300 or $641,650, respectively, or $640,725, $774,450 and
$962,475, respectively, if the property is located in Alaska or Hawaii.


         CLEARING AGENCY: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

         CLOSING DATE: June 30, 2004.

         CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         COLLATERAL: The meaning specified in the Granting Clause of the Indenture.

         COLLECTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.06(d) of the Servicing Agreement. The Collection Account shall be an Eligible Account.

         COMMISSION: The Securities and Exchange Commission.

         COMPENSATING INTEREST: With respect to any Payment Date as determined separately for each Loan Group, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full or in part during the preceding calendar month on the related Mortgage Loans, but only to the extent such Prepayment Interest Shortfalls do not exceed the Master Servicing Fee for such Payment Date.

         CORPORATE TRUST OFFICE: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at (1) for purposes of the transfer and exchange of the Notes, c/o Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services American Home Mortgage Securities LLC, Series 2004-2 and (2) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Client Manager American Home Mortgage Securities LLC., Series 2004-2. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: American Home Mortgage Investment Trust 2004-2.

         CUMULATIVE LOSSES: As to any Payment Date and the Mortgage Loans, the cumulative aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date.

         CUSTODIAN: Deutsche Bank National Trust Company, or its successor in interest.

         CUSTODIAL AGREEMENT: The Custodial Agreement, dated as of the Closing Date, by and among the Indenture Trustee, the Depositor, the Master Servicer and the Custodian.

         CUT-OFF DATE: June 1, 2004.

         CUT-OFF DATE BALANCE: The aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

         DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         DEFAULT: Any occurrence which with notice or the lapse of time or both would become an Event of Default.

         DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

         DEFINITIVE NOTES: The meaning specified in Section 4.06 of the Indenture.

         DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with an Eligible Substitute Mortgage Loan.

         DELINQUENCY RATE: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, Mortgage Loans subject to bankruptcy proceedings and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month.

         DEPOSITOR: American Home Mortgage Securities LLC., a Delaware corporation, or its successor in interest.

         DEPOSITORY OR DEPOSITORY AGENCY: The Depository Trust Company or a successor appointed by the Indenture Trustee. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

         DEPOSITORY AGREEMENT: With respect to the Class of Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the initial Depository, dated as of the Closing Date.

         DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the Depository effects book- entry transfers and pledges of securities deposited with the Depository.

         DETERMINATION DATE: With respect to any Payment Date, the 15th of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

         DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due, exclusive of any days of grace, if such Due Date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the Servicing Agreement.

         DUE PERIOD: With respect to any Payment Date and the Mortgage Loans, the period commencing on the second day of the month immediately preceding the month of such Payment Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of such Payment Date.

         ELIGIBLE ACCOUNT: An account that is any of the following: (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1+ or better by Standard & Poor's and P-1 by Moody's at the time of any deposit therein or (B) fully insured to the limits established by the FDIC, PROVIDED that any deposits not so insured shall, to the extent acceptable to the Rating Agencies, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and the Rating Agencies) the Indenture Trustee has a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Eligible Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) in the case of the Collection Account or Servicing Account, either (A) a trust account or accounts maintained at the corporate trust department of the Indenture Trustee or (B) an account or accounts maintained at the corporate trust department of the Master Servicer (or an affiliate thereof), as long as their short term debt obligations are rated F-1 by Fitch Ratings, P-1 by Moody's and A-1 by Standard & Poor's or better and their long term debt obligations are rated A by Fitch Ratings, A2 by Moody's and A by Standard & Poor's or better, or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies that use of any such account as the Collection Account or the Payment Account will not reduce the rating assigned to any of the Securities by such Rating Agency below investment grade.

         ELIGIBLE INVESTMENTS: One or more of the following:

                           (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                           (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by the Rating Agencies in their respective highest short-term rating available;

                           (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by the Rating Agencies in their respective highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                           (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                           (v) a money market fund or a qualified investment fund rated by Moody's in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, National Association (or any successor Indenture Trustee) or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                           (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Notes by such Rating Agency below the lower of the then-current rating or the rating assigned to such Notes as of the Closing Date by such Rating Agency, as evidenced in writing; and

                           (vii) any investment approved in writing by each of the Rating Agencies.

The Indenture Trustee may purchase from or sell to itself or an affiliate, as principal or agent, the Eligible Investments listed above.

PROVIDED, HOWEVER, that no instrument shall be an Eligible Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

         ELIGIBLE SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officer's Certificate delivered to the Indenture Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the Seller in the Collection Account in the month of substitution); (ii) comply with each non-statistical representation and warranty set forth in Section 3.1(b) of the Mortgage Loan Purchase Agreement as of the date of substitution; (iii) have a Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution; (iv) have a Loan-to- Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (v) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;
(vi) not be 30 days or more delinquent; (vii) be an adjustable-rate first lien mortgage loan, if being substituted for an ARM Loan; and (viii) be a fixed-rate first lien lien mortgage loan, if being substituted for a Fixed Rate Loan.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) a failure by the Issuer to pay Accrued Note Interest on any Class of Notes, other than the Class N Notes, with respect to a Payment Date on such Payment Date; or

                           (ii) the failure by the Issuer on the Final Scheduled Payment Date to pay all Accrued Note Interest, pay all remaining Basis Risk Shortfall Carry-Forward Amounts and reduce the Note Principal Balance of any of the Class A, Class M or the Class N Notes to zero; or

                           (iii) there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, or by the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                           (iv) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                           (v) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

         EVENT OF SERVICER TERMINATION: With respect to the Servicing Agreement, a Servicing Default as defined in Section 6.01 of the Servicing Agreement.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

         FANNIE MAE: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FINAL CERTIFICATION: The final certification delivered by the Custodian pursuant to Section 2.03(b) of the Custodial Agreement and in the form attached as Exhibit Two thereto.

         FINAL SCHEDULED PAYMENT DATE: With respect to each Class of Notes, the Payment Date in February 2044.

         FIXED RATE LOANS: At any time, collectively, all the Mortgage Loans which have fixed Mortgage Rates.

         FORECLOSURE PROFIT: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Stated Principal Balance (plus accrued and unpaid interest thereon at the applicable Mortgage Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

         FREDDIE MAC: Freddie Mac (also known as the Federal Home Loan Mortgage Corporation), or any successor thereto.

         GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         GROSS MARGIN: With respect to any ARM Loan, the percentage set forth as the "Gross Margin" for such Mortgage Loan on the Mortgage Loan Schedule, as adjusted from time to time in accordance with the terms of the Servicing Agreement.

         GROUP I AVAILABLE FUNDS: With respect to any Payment Date, the sum of the following, in each case with respect to the Group I Loans:

                           (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Monthly Advance) on each outstanding Group I Loan (less the related Master Servicing Fees and any fees or penalties retained by the Master Servicer);

                           (ii) all proceeds of any Group I Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, during the related Prepayment Period;

                           (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal or interest of the related Group I Loan pursuant to the Servicing Agreement;

                           (iv) any (i) Compensating Interest payments and (ii) Foreclosure Profits, to the extent not payable to the Subservicers; and

         MINUS

                           (v) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller in respect of a Group I Loan;

                           (vi) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a Group I Loan damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property related to a Group I Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement;

                           (vii) if the Notes have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture;

                           (viii) any other amounts withdrawn from the Collection Account by the Master Servicer pursuant to Section 3.07(a)(ii) through (xi) of the Servicing Agreement, not described above in clauses (v) through (vii) above; and

                           (ix) any other costs, expenses and amounts payable or reimbursable to the Indenture Trustee (including in its various capacities as Certificate Paying Agent, Certificate Registrar, Note Registrar and Paying Agent), the Owner Trustee and/or the Custodian as provided in any of the Basic Documents and relating to the Group I Loans or, if such costs, expenses or other amounts are not exclusively related to the Group I Loans, then Loan Group I's pro rata share (based on the percentage of the aggregate Note Principal Balance of the Group I Notes to the aggregate Note Principal Balance of all of the Notes) of such costs, expenses and other amounts.

         GROUP I LOAN: A Mortgage Loan in Loan Group I.

         GROUP II AVAILABLE FUNDS: With respect to any Payment Date, the sum of the following, in each case with respect to the Group II Loans:

                           (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Monthly Advance) on each outstanding Group II Loan (less the related Master Servicing Fees and any fees or penalties retained by the Master Servicer);

                           (ii) all proceeds of any Group II Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, during the related Prepayment Period;

                           (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal or interest of the related Group II Loan pursuant to the Servicing Agreement;

                           (iv) any (i) Compensating Interest payments and (ii) Foreclosure Profits, to the extent not payable to the Subservicers; and

         MINUS

                           (v) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller in respect of a Group II Loan;

                           (vi) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a Group II Loan damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property related to a Group II Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement;

                           (vii) if the Notes have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture;

                           (viii) any other amounts withdrawn from the Collection Account by the Master Servicer pursuant to Section 3.07(a)(ii) through (xi) of the Servicing Agreement, not described above in clauses (v) through (vii) above; and

                           (ix) any other costs, expenses and amounts payable or reimbursable to the Indenture Trustee (including in its various capacities as Certificate Paying Agent, Certificate Registrar, Note Registrar and Paying Agent), the Owner Trustee and/or the Custodian as provided in any of the Basic Documents and relating to the Group II Loans or, if such costs, expenses or other amounts are not exclusively related to the Group II Loans, then Loan Group II's pro rata share (based on the percentage of the aggregate Note Principal Balance of the Group II Notes to the aggregate Note Principal Balance of all of the Notes) of such costs, expenses and other amounts.


         GROUP II LOAN: A Mortgage Loan in Loan Group II.

         GROUP III AVAILABLE FUNDS: With respect to any Payment Date, the sum of the following, in each case with respect to the Group III Loans:

                           (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Monthly Advance) on each outstanding Group III Loan (less the related Master Servicing Fees and any fees or penalties retained by the Master Servicer);

                           (ii) all proceeds of any Group III Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, during the related Prepayment Period;

                           (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal or interest of the related Group III Loan pursuant to the Servicing Agreement;

                           (iv) any (i) Compensating Interest payments and (ii) Foreclosure Profits, to the extent not payable to the Subservicers; and

         MINUS

                           (v) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller in respect of a Group III Loan;

                           (vi) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a Group III Loan damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property related to a Group III Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement;

                           (vii) if the Notes have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture;

                           (viii) any other amounts withdrawn from the Collection Account by the Master Servicer pursuant to Section 3.07(a)(ii) through (xi) of the Servicing Agreement, not described above in clauses (v) through (vii) above; and

                           (ix) any other costs, expenses and amounts payable or reimbursable to the Indenture Trustee (including in its various capacities as Certificate Paying Agent, Certificate

         Registrar, Note Registrar and Paying Agent), the Owner Trustee and/or the Custodian as provided in any of the Basic Documents and relating to the Group III Loans or, if such costs, expenses or other amounts are not exclusively related to the Group III Loans, then Loan Group III's pro rata share (based on the percentage of the aggregate Note Principal Balance of the Group III Notes to the aggregate Note Principal Balance of all of the Notes) of such costs, expenses and other amounts.

         GROUP III LOAN: The Mortgage Loans in Loan Group III.

         GROUP IV AVAILABLE FUNDS: With respect to any Payment Date, the sum of the following, in each case with respect to the Group IV Loans:

                           (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Monthly Advance) on each outstanding Group IV Loan (less the related Master Servicing Fees and any fees or penalties retained by the Master Servicer);

                           (ii) all proceeds of any Group IV Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, during the related Prepayment Period;

                           (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal or interest of the related Group IV Loan pursuant to the Servicing Agreement;

                           (iv) any (i) Compensating Interest payments and (ii) Foreclosure Profits, to the extent not payable to the Subservicers; and

         MINUS

                           (v) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller in respect of a Group IV Loan;

                           (vi) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a Group IV Loan damaged by an Uninsured Cause, and (b) in connection with the liquidation of a

         Mortgage Loan or disposition of an REO Property related to a Group IV Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement;

                           (vii) if the Notes have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture;

                           (viii) any other amounts withdrawn from the Collection Account by the Master Servicer pursuant to Section 3.07(a)(ii) through (xi) of the Servicing Agreement, not described above in clauses (v) through (vii) above; and

                           (ix) any other costs, expenses and amounts payable or reimbursable to the Indenture Trustee (including in its various capacities as Certificate Paying Agent, Certificate Registrar, Note Registrar and Paying Agent), the Owner Trustee and/or the Custodian as provided in any of the Basic Documents and relating to the Group IV Loans or, if such costs, expenses or other amounts are not exclusively related to the Group IV Loans, then Loan Group IV's pro rata share (based on the percentage of the aggregate Note Principal Balance of the Group IV Notes to the aggregate Note Principal Balance of all of the Notes) of such costs, expenses and other amounts.

         GROUP IV LOAN: The Mortgage Loans in Loan Group IV.

         GROUP V AVAILABLE FUNDS: With respect to any Payment Date, the sum of the following, in each case with respect to the Group V Loans:

                           (i) each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due and other than Monthly Payments with respect to which the Master Servicer has made an unreimbursed Monthly Advance) on each outstanding Group V Loan (less the related Master Servicing Fees and any fees or penalties retained by the Master Servicer);

                           (ii) all proceeds of any Group V Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, during the related Prepayment Period;

                           (iii) all other unscheduled collections (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal or interest of the related Group V Loan pursuant to the Servicing Agreement;

                           (iv) any (i) Compensating Interest payments and (ii) Foreclosure Profits, to the extent not payable to the Subservicers; and

         MINUS

                           (v) expenses incurred by and reimbursable to the Master Servicer or the Depositor pursuant to the Servicing Agreement or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of the Seller in respect of a Group V Loan;

                           (vi) amounts expended by the Master Servicer (a) pursuant to the Servicing Agreement in good faith in connection with the restoration of property related to a Group IV Loan damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property related to a Group V Loan to the extent not otherwise reimbursed to the Master Servicer pursuant to the Servicing Agreement;

                           (vii) if the Notes have been declared due and payable following an Event of Default on such Payment Date, any amounts owed to the Indenture Trustee by the Issuer pursuant to Section 6.07 of the Indenture;

                           (viii) any other amounts withdrawn from the Collection Account by the Master Servicer pursuant to Section 3.07(a)(ii) through (xi) of the Servicing Agreement, not described above in clauses (v) through (vii) above; and

                           (ix) any other costs, expenses and amounts payable or reimbursable to the Indenture Trustee (including in its various capacities as Certificate Paying Agent, Certificate Registrar, Note Registrar and Paying Agent), the Owner Trustee and/or the Custodian as provided in any of the Basic Documents and relating to the Group V Loans or, if such costs, expenses or other amounts are not exclusively related to the Group V Loans, then Loan Group V's pro rata share (based on the percentage of the aggregate Note Principal Balance of the Group V Notes to the aggregate Note Principal Balance of all of the Notes) of such costs, expenses and other amounts.

         GROUP V LOAN: The Mortgage Loans in Loan Group V.

         HAZARDOUS MATERIALS: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in progress" or similar classification which would, if classified unusable, be included in the foregoing definition.

         INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust Agreement.

         INDENTURE: The indenture dated as of June 30, 2004, between the Issuer and the Indenture Trustee, relating to the American Home Mortgage Investment Trust 2004-2 Notes.

         INDENTURE TRUSTEE: Wells Fargo Bank, National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

         INDENTURE TRUSTEE FEE: All investment income and earnings on the funds from time to time in the Payment Account.

         INDEPENDENT: When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Master Servicer, the Depositor, American Home Mortgage Investment Corp. and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Master Servicer, the Depositor, American Home Mortgage Investment Corp. or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         INDEX: With respect to any Mortgage Loan, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note.

         INITIAL NOTE PRINCIPAL BALANCE: With respect to the Class I-A Notes, $391,853,000. With respect to the Class II-A Notes, $179,968,00. With respect to the Class III-A Notes, $135,297,000. With respect to the Class IV-A-1 Notes, $139,521,000. With respect to the Class IV-A-2 Notes, $52,675,000. With respect to the Class IV-A-3 Notes, $97,028,000. With respect to the Class IV-A-4 Notes, $54,126,000. With respect to the Class IV-A-5 Notes, $61,208,000. With respect to the Class IV-A-6 Notes, $105,751,000. With respect to the Class V-A Notes, $90,935,000. With respect to the Class M-1 Notes, $44,880,000. With respect to the Class M-2 Notes, $13,808,000. With respect to the Class M-3 Notes, $8,285,500. With respect to the Class N Notes, $14,000,000.

         INITIAL CERTIFICATION: The initial certification delivered by the Custodian pursuant to Section 2.03(a) of the Custodial Agreement and in the form attached thereto as Exhibit One thereto.

         INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan which are required to be remitted to the Master Servicer, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged

Property or (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures.

         INTEREST DETERMINATION DATE: With respect to each Class of LIBOR Notes and (a) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (b) each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

         INTEREST RATE ADJUSTMENT DATE: With respect to each Mortgage Loan, the date or dates on which the Mortgage Rate is adjusted in accordance with the related Mortgage Note.

         INTEREST RESERVE ACCOUNT : As defined in Section 2.04 hereof.

         INTERESTED PERSON: As of any date of determination, the Depositor, the Master Servicer, the Indenture Trustee, American Home Mortgage Investment Corp., any Mortgagor, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

         INVESTMENT COMPANY ACT: The Investment Company Act of 1940, as amended, and any amendments thereto.

         IRS: The Internal Revenue Service.

         ISSUER: American Home Mortgage Investment Trust 2004-2, a Delaware statutory trust, or its successor in interest.

         ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         LIBOR BUSINESS DAY: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         LIBOR NOTE: A Class I-A Note or Class M Notes, or any Class II-A, Class III-A or Class IV-A Note after the related Note Rate Change Date.

         LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; PROVIDED, HOWEVER, that any assignment pursuant to Section 6.02 of the Servicing Agreement shall not be deemed to constitute a Lien.

         LIFETIME RATE CAP: With respect to each Mortgage Loan with respect to which the related Mortgage Note provides for a lifetime rate cap, the maximum Mortgage Rate permitted over the life of such Mortgage Loan under the terms of such Mortgage Note, as set forth in the Mortgage Loan Schedule.

         LIQUIDATED MORTGAGE LOAN: With respect to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified in the Servicing Agreement, as of the end of the related Due Period that substantially all Liquidation Proceeds which it reasonably expects to recover with respect to the disposition of the related Mortgaged Property or REO Property have been recovered.

         LIQUIDATION EXPENSES: Out-of-pocket expenses (exclusive of overhead) which are incurred by or on behalf of the Master Servicer, in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration, preservation or insurance against casualty loss or damage.

         LIQUIDATION PROCEEDS: Proceeds (including Insurance Proceeds) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

         LOAN GROUP: Any of Loan Group I, Loan Group II, Loan Group III, Loan Group IV or Loan Group V.

         LOAN GROUP I: The Group I Loans.

         LOAN GROUP II: The Group II Loans.

         LOAN GROUP III: The Group III Loans.

         LOAN GROUP IV: The Group IV Loans.

         LOAN GROUP V: The Group V Loans.

         LOAN-TO-VALUE RATIO: With respect to any Mortgage Loan, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the then current principal amount of the Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

         LOAN YEAR: With respect to any Mortgage Loan, the one-year period commencing on the day succeeding the origination of such Mortgage Loan and ending on the anniversary date of such Mortgage Loan, and each annual period thereafter.

         LOST NOTE AFFIDAVIT: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage
Note).

         MAJORITY CERTIFICATEHOLDER: A Holder of a 50.01% or greater Certificate Percentage Interest of the Certificates.

         MASTER SERVICER: Columbia National, Incorporated, a Maryland corporation, and its successors and assigns.

         MASTER SERVICER REMITTANCE DATE: The eighteenth (18th) calendar day of each month or, if such eighteenth (18th) day is not a Business Day, then the Business Day immediately following such eighteenth (18th) day of the month.

         MASTER SERVICING FEE: With respect to each Mortgage Loan and any Payment Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

         MASTER SERVICING FEE RATE: With respect to any Mortgage Loan with a Conforming Balance, 0.375% per annum, and with respect to each other Mortgage Loan, 0.25% per annum.

         MAXIMUM NOTE INTEREST RATE: With respect to each of the Class I-A, Class II-A, Class III-A, Class IV-A and Class M Notes, 11.00% per annum.

         MAXIMUM MORTGAGE RATE: With respect to each ARM Loan, the maximum Mortgage Rate.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

         MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

         MINIMUM MORTGAGE RATE: With respect to each ARM Loan, the minimum Mortgage Rate.

         MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

         MONTHLY ADVANCE: As to any Mortgage Loan, any advance made by the Master Servicer pursuant to Section 4.04 of the Servicing Agreement or by a Subservicer in respect of delinquent Monthly Payments of principal and interest pursuant to the related Subservicing Agreement.

         MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

         MOODY'S: Moody's Investors Service, Inc. or its successor in interest.

         MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Mortgage Loan Purchase Agreement or the Servicing Agreement.

         MORTGAGE LOANS: The Mortgage Loans that will be transferred and assigned to the Trust pursuant to Section 2.03(a) of the Indenture, each Mortgage Loan so held being identified in the Mortgage Loan Schedule. The Mortgage Loans have been divided into five groups, Loan Group I, Loan Group II, Loan Group III, Loan Group IV and Loan Group V.

         MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller, as seller, and the Purchaser, as purchaser, relating to the sale, transfer and assignment of the Mortgage Loans.

         MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit B of the Indenture, which schedule sets forth as to each Mortgage Loan:

                           (i) the loan number and name of the Mortgagor;

                           (ii) the street address, city, state and zip code of the Mortgaged Property;

                           (iii) the original Mortgage Rate;

                           (iv) the maturity date;

                           (v) the original principal balance;

                           (vi) the first Payment Date;

                           (vii) the type of Mortgaged Property;

                           (viii) the Monthly Payment in effect as of the Cut-off Date;

                           (ix) the Cut-off Date Principal Balance;

                           (x) the Index and the Gross Margin, if applicable;

                           (xi) the Adjustment Date frequency and Payment Date frequency, if applicable;

                           (xii) the occupancy status;

                           (xiii) the purpose of the Mortgage Loan;

                           (xiv) the Appraised Value of the Mortgaged Property;

                           (xv) the original term to maturity;

                           (xvi) the paid-through date of the Mortgage Loan;

                           (xvii) the Loan-to-Value Ratio;

                           (xviii) whether or not the Mortgage Loan was underwritten pursuant to a limited documentation program;

                           (xix) the Loan Group; and

                           (xx) whether the Mortgage Loan has a fixed interest rate or an adjustable interest rate.

         The Mortgage Loan Schedule shall also set forth the total of the amounts described under (ix) above for all of the Mortgage Loans.

         MORTGAGE NOTE: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

         MORTGAGE RATE: With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan.

         MORTGAGED PROPERTY: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

         MORTGAGOR: The obligor or obligors under a Mortgage Note.

         NET COLLECTIONS: With respect to any Liquidated Mortgage Loan, an amount equal to all payments on account of interest and principal on such Mortgage Loan.

         NET LIQUIDATION PROCEEDS: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed advances by the Master Servicer, Monthly Advances, expenses incurred by the Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, and any other amounts payable to the Master Servicer under the Servicing Agreement.

         NET MONTHLY EXCESS CASHFLOW: For any Payment Date and any Loan Group, the excess of (x) the Available Funds for such Payment Date over (y) the sum for such Payment Date of (A) the aggregate amount of Accrued Note Interest for the Notes and (B) the Principal Remittance Amount used to make payments in respect of principal to the Notes.

         NET MORTGAGE RATE: For any Mortgage Loan, the then applicable Mortgage Rate thereon minus the Master Servicing Fee Rate, in each case expressed as a per annum rate.

         NET WAC SHORTFALL: With respect to any Class II-A, Class III-A and Class IV-A Notes, on or prior to the related Note Rate Change Date, and with respect to the Class V-A Notes on any Payment Date, the excess, if any, of (x) the Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (i)(a) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

         NET WAC SHORTFALL CARRY-FORWARD AMOUNT: With respect to each class of Notes, other than the LIBOR Notes and the Class V Notes and any Payment Date, on or prior to the related Note Rate Change Date, as determined separately for each such class of Notes and with respect to the Class N Notes and any Payment Date, an amount equal to the aggregate amount of Net WAC Shortfall for such Notes on such Payment Date, plus any unpaid Net WAC Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unreimbursed by the Net Monthly Excess Cashflow.

         NONRECOVERABLE ADVANCE: Any advance (i) which was previously made or is proposed to be made by the Master Servicer; and (ii) which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on any Mortgage Loan. The Indenture Trustee may conclusively rely on any determination of nonrecoverability made by the Master Servicer.

         NOTE: A Class A Note, Class M Note or Class N Note.

         NOTE INTEREST RATE: With respect to each Payment Date and the Class I-A Notes and Class M Notes, a floating rate equal to the least of (i) One-Month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate with respect to such Payment Date. With respect to each Payment Date and the Class II-A, Class III-A, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5 and Class IV-A-6 Notes, the least of (i)(a) prior to the related Note Rate Change Date, 3.770%, 4.340%, 2.440%, 3.635%, 4.550%, 4.550%, 4.550% and 4.550% per annum, respectively and
(b) on or after the related Note Rate Change Date, a rate equal to (i) One-Year LIBOR, in the case of the Class II-A, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class IV-A-5 and Class IV-A-6 Notes, or Six-Month LIBOR, in the case of the Class III-A Notes, plus the related Note Margin, (ii) the related Maximum Note Interest Rate and (iii) the related Available Funds Rate. With respect to the Class V-A Notes, the lesser of (i) 5.500% per annum and (ii) the related Available Funds Rate. With respect to the Class N Notes, 5.500% per annum.

         NOTE MARGIN: With respect to the Class I-A Notes, on any Payment Date prior to the Step-Up Date, 0.350% per annum, and on any Payment Date on and after the Step-Up Date, 0.700% per annum. With respect to the Class M-1 Notes, on any Payment Date prior to the Step-Up Date, 0.600% per annum, and on any Payment Date on and after the Step-Up Date, 0.900% per annum. With respect to the Class M-2 Notes, on any Payment Date prior to the Step-Up Date, 1.450% per annum, and on any Payment Date on and after the Step-Up Date, 2.175% per annum. With respect to the Class M-3 Notes, on any Payment Date prior to the Step-Up Date, 2.500% per annum, and on any Payment Date on and after the Step-Up Date, 3.750% per annum. With respect to the Class II-A, Class III-A and Class IV-A Notes after the applicable Note Rate Change Date, 1.50%, 1.50% and 1.50% per annum, respectively.

         NOTE OWNER: The Beneficial Owner of a Note.

         NOTE PRINCIPAL BALANCE: With respect to any Note as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus, in the case of the Class M Notes, any Subsequent Recoveries allocated thereto and (b) minus, in the case of the Class M Notes, the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates in accordance with Section 3.29 of the Indenture.

         NOTE RATE CHANGE DATE: With respect to the Class II-A Notes, the Payment Date in May 2007. With respect to the Class III-A Notes, the Payment Date in June 2007. With respect to the Class IV-A Notes, the Payment Date in June 2009.

         NOTE REGISTER: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

         NOTE REGISTRAR: The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

         NOTEHOLDER OR HOLDER: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, American Home Mortgage Investment Corp., the Indenture Trustee, the Seller or the Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

         OFFICER'S CERTIFICATE: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One- Month LIBOR for the related Accrual Period will be established by the Indenture Trustee as follows:

                           (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

                           (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                           (iii) If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding Accrual Period.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         ONE-YEAR LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-year United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for one-year United States dollar deposits, then One-Year LIBOR for the related Accrual Period will be established by the Indenture Trustee as follows:

                           (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Year LIBOR for the related Accrual Period shall be the


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



         arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

                           (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Year LIBOR for the related Accrual Period shall be the higher of (i) One-Year LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                           (iii) If no such quotations can be obtained and no Reference Bank rate is available, One-Year LIBOR will be the One-Year LIBOR rate applicable to the preceding Accrual Period.

         The establishment of One-Year LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         OPINION OF COUNSEL: A written opinion of counsel acceptable to the Indenture Trustee, in its reasonable discretion which counsel may be in-house counsel for the Master Servicer if acceptable to the Indenture Trustee and the Rating Agencies or counsel for the Depositor, as the case may be.

         ORIGINAL VALUE: Except in the case of a refinanced Mortgage Loan, the lesser of the Appraised Value or sales price of Mortgaged Property at the time a Mortgage Loan is closed, and for a refinanced Mortgage Loan, the Original Value is the value of such property set forth in an appraisal acceptable to the Master Servicer.

         OUTSTANDING: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

                           (i) Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

                           (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

         OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to the Servicing Agreement.

         OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to any Payment Date, the lesser of (i) the Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the Overcollateralization Target Amount over
(b) the Overcollateralized Amount on such Payment Date (after taking into account payments to the Notes of the Basic Principal Distribution Amount on such Payment Date).



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



         OVERCOLLATERALIZATION TARGET AMOUNT: For any Payment Date, 0.40% of the Cut-off Date Balance.

         OVERCOLLATERALIZED AMOUNT: For any Payment Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the Mortgage Loans incurred during the related Prepayment Period), exceeds (ii) the aggregate Note Principal Balance of the Class A Notes and Class M Notes as of such Payment Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date).

         OWNER TRUST ESTATE: The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

         OWNER TRUSTEE: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

         OWNER TRUSTEE'S FEE: A fee of $4,000 per annum payable to the Owner Trustee in advance on the Closing Date and each anniversary thereof by the Indenture Trustee; provided, however, that in the event of any removal or resignation of the Owner Trustee, the Owner Trustee will promptly remit to the Indenture Trustee the portion of the Owner Trustee Fee that would have been earned by the Owner Trustee during the remainder of such year had it not been removed or resigned or the Notes redeemed.

         PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to
Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

         PAYMENT ACCOUNT: The account established by the Indenture Trustee pursuant to Section 3.01 of the Indenture. The Payment Account shall be an Eligible Account.

         PAYMENT DATE: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in July 2004.

         PERCENTAGE INTEREST: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

         PERIODIC RATE CAP: With respect to any ARM Loan, the maximum rate, if any, by which the Mortgage Rate on such Mortgage Loan can adjust on any Adjustment Date, as stated in the related Mortgage Note or Mortgage.

         PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         PLAN: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

         PLAN ASSETS: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. ss. 2510.3-101.

         POOL BALANCE: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

         PREPAYMENT ASSUMPTION: With respect to the Group V Loans, a 100% Prepayment Assumption assumes a 6.00% CPR for the first month in the life of the loan, an additional approximate 1.4545% CPR for each month for the next eleven months, and a 22.00% CPR for the twelfth month and each month thereafter.

         PREPAYMENT INTEREST SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of interest accrued during the related Prepayment Period at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the sum of the amount of interest paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full and any Monthly Advances made by the Master Servicer pursuant to Section 4.04 of the Servicing Agreement or (b) a partial Principal Prepayment during the related Prepayment Period, an amount equal to the interest at the Mortgage Rate (less the Master Servicing Fee Rate) during the related Prepayment Period on the amount of such partial Principal Prepayment.

         PREPAYMENT PERIOD: With respect to each Mortgage Loan and any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

         PRIMARY INSURANCE POLICY: Each primary policy of mortgage guaranty insurance issued by a Qualified Insurer or any replacement policy therefor.

         PRINCIPAL DISTRIBUTION AMOUNT: For any Payment Date, the sum of (a) the Basic Principal Distribution Amount, and (b) the Overcollateralization Increase Amount.

         PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         PRINCIPAL PREPAYMENT IN FULL: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.



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



         PRINCIPAL REMITTANCE AMOUNT: With respect to any Payment Date and each Loan Group or the Mortgage Loans in the aggregate, as applicable, the sum of the following:

                           (i) the principal portion of each previously undistributed Monthly Payment due after the Cut-off Date received on or prior to the related Determination Date or advanced prior to such Payment Date (other than Monthly Payments due after the related Due Period, which shall be treated as if received during the Due Period they were due) on each Outstanding Mortgage Loan;

                           (ii) the principal portion of all proceeds of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with the Servicing Agreement) pursuant to the Servicing Agreement and the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement; and

                           (iii) the principal portion of all other unscheduled collections received during the related Prepayment Period (including, without limitation, Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to the Servicing Agreement.

         PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

         PROSPECTUS: The Prospectus Supplement, dated June 29, 2004, together with the attached Prospectus, dated March 30, 2004.

         PURCHASE PRICE: The meaning specified in Section 2.2(a) of the Mortgage Loan Purchase Agreement.

         PURCHASER: American Home Mortgage Securities LLC., a Delaware corporation, and its successors and assigns.

         QUALIFIED INSURER: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as an insurer by the Master Servicer and as a Fannie Mae-approved mortgage insurer.

         RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor's and Moody's. If such organization or a successor is no longer in existence, "Rating Agency" with respect to the Class A, Class M and Class N Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and Master Servicer.


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References herein to the highest short term unsecured rating category of a
Rating Agency shall mean A-1 or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         REALIZED LOSS: With respect to a Mortgage Loan is (i) a Deficient Valuation, or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.

         RECORD DATE: For each class of Class I-A, Class IV-A-1, Class IV-A-2 and Class M Notes and each Payment Date, will be the close of business on the Business Day immediately preceding such Payment Date; provided, however, if any such Note is no longer a Book-Entry Note, the Record Date for such class of Notes shall be the close of business on the last Business Day of the calendar month preceding such Payment Date. For each class of Notes, other than the Class I-A, Class IV-A-1, Class IV-A-2 and Class M Notes, and each Payment Date, the close of business on the last Business Day of the calendar month preceding such Payment Date.

         REFERENCE BANKS: Any leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee, and (iv) which are not Affiliates of the Depositor, the Seller or the Master Servicer.

         REGISTERED HOLDER: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

         RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified in Section 2.1(b) of the Mortgage Loan Purchase Agreement and any documents required to be added to such documents pursuant to the Mortgage Loan Purchase Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

         RELIEF ACT: The Servicemember's Civil Relief Act.

         RELIEF ACT SHORTFALL: As to any Payment Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property), any shortfalls relating to the Relief Act or similar legislation or regulations.

         REMITTANCE REPORT: The report prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement.

         REO ACQUISITION: The acquisition by the Master Servicer on behalf of the Issuer for the benefit of the Noteholders of any REO Property pursuant to
Section 3.13 of the Servicing Agreement.



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



         REO DISPOSITION: As to any REO Property, a determination by the Master Servicer that it has received substantially all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

         REO IMPUTED INTEREST: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been Outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period as such balance is reduced pursuant to Section 3.13 of the Servicing Agreement by any income from the REO Property treated as a recovery of principal.

         REO PROCEEDS: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which proceeds are required to be deposited into the Collection Account only upon the related REO Disposition.

         REO PROPERTY: A Mortgaged Property that is acquired by the Trust by foreclosure or by deed in lieu of foreclosure.

         REPURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased by the Seller on any date pursuant to the Mortgage Loan Purchase Agreement or purchased by the Master Servicer pursuant to the Servicing Agreement, an amount equal to the sum, without duplication, of (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off) and (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month of purchase plus
(iii) the amount of unreimbursed Monthly Advances or unreimbursed Servicing Advances made with respect to such Mortgage Loan plus (iv) any other amounts owed to the Master Servicer pursuant to Section 3.07 of the Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation by such loan of any predatory-lending law.

         REPURCHASE PROCEEDS: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

         RESERVE INTEREST RATE: With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year (as applicable) United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month, six-month or one-year (as applicable) United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.



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



         RESPONSIBLE OFFICER: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         ROLLING THREE MONTH DELINQUENCY RATE: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         SECURITIES INTERMEDIARY: Wells Fargo Bank, National Association, or its successors and assigns.

         SECURITY: Any of the Certificates or Notes.

         SECURITYHOLDER or HOLDER: Any Noteholder or a Certificateholder.

         SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

         SELLER: American Home Mortgage Acceptance, Inc., a Maryland corporation, and its successors and assigns.

         SERVICING ACCOUNT: The separate trust account created and maintained by the Master Servicer or each Subservicer with respect to the Mortgage Loans or REO Property, which shall be an Eligible Account, for collection of taxes, assessments, insurance premiums and comparable items as described in Section
3.08 of the Servicing Agreement.

         SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket"costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer or any Subservicer of its servicing obligations, including, without duplication, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS(R) System, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.10, 3.11, 3.13 of the Servicing Agreement.

         SERVICING AGREEMENT: The Servicing Agreement dated as of June 30, 2004, among the Master Servicer, the Issuer and the Indenture Trustee.

         SERVICING CERTIFICATE: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer in accordance with Section
4.01 of the Servicing Agreement.



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



         SERVICING DEFAULT: The meaning assigned in Section 6.01 of the Servicing Agreement.

         SERVICING OFFICEr: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer on the Closing Date, as such list may be amended from time to time.

         SIX-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Indenture Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for six-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

         In the event that on any Interest Determination Date, Telerate Screen Page 3750 fails to indicate the London interbank offered rate for six-month United States dollar deposits, then Six- Month LIBOR for the related Accrual Period will be established by the Indenture Trustee as follows:

                           (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

                           (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, Six-Month LIBOR for the related Accrual Period shall be the higher of (i) Six-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                           (iii) If no such quotations can be obtained and no Reference Bank rate is available, Six-Month LIBOR will be the Six-Month LIBOR rate applicable to the preceding Accrual Period.

         The establishment of Six-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the applicable Note Interest Rate applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         STANDARD & POOR'S: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property as of any date of determination, (i) the principal balance of the Mortgage Loan outstanding as of the Cut- off Date, after application of all scheduled Monthly Payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Payment Date which were received or with respect to which an Monthly Advance was made, (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.13 of the Servicing Agreement with


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



respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 3.05 of the Indenture on any previous Payment Date, and (c) the principal portion of any Realized Loss with respect thereto allocated pursuant to Section 3.29 of the Indenture for any previous Payment Date; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero.

         STATUTORY TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 DEL. Code ss.ss.3801 ET SEQ., as the same may be amended from time to time.

         STEPDOWN DATE: The later to occur of (x) the Payment Date occurring in July 2007 and (y) the first Payment Date for which the aggregate Stated Principal Balance of the Mortgage Loans is 50% or less of the Cut-off Date Balance.

         STEP-UP DATE: The Payment Date occurring after the first Payment Date for which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period has been reduced to 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         SUBSERVICER: Any Person with whom the Master Servicer has entered into a Subservicing Agreement as a Subservicer.

         SUBSERVICING ACCOUNT: An Eligible Account established or maintained by a Subservicer as provided for in Section 3.06(e) of the Servicing Agreement.

         SUBSERVICING AGREEMENT: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of the Servicing Agreement.

         SUBSEQUENT RECOVERIES: Any Liquidation Proceeds received after the final liquidation of a Mortgage Loan.

         SUBSTITUTION ADJUSTMENT AMOUNT: With respect to any Eligible Substitute Mortgage Loan, the amount as defined in Section 2.03 of the Servicing Agreement.

         TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         TREASURY REGULATIONS: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         TRIGGER EVENT: A Trigger Event is in effect with respect to any Payment Date on or after the Stepdown Date if either



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


                           (1) the Rolling Three Month Delinquency Rate as of the close of business on the last day of the preceding calendar month exceeds 44% of the aggregate Note Principal Balance of the Class M Notes plus the Overcollateralization Amount divided by the aggregate Stated Principal Balance of the Mortgage Loans; or

                           (2) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date:


July 2007 to June 2008................................             1.00%
July 2008 to June 2009................................             1.25%
July 2009 to June 2010................................             1.50%
July 2010 and thereafter..............................             1.75%

         TRUST: The American Home Mortgage Investment Trust 2004-2 to be created pursuant to the Trust Agreement.

         TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of June 30, 2004, among the Owner Trustee, the Depositor and Wells Fargo Bank, National Association, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

         TRUST ESTATE: The meaning specified in the Granting Clause of the Indenture.

         TRUST INDENTURE ACT OR TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         UNDERWRITERS: Bear, Stearns & Co. Inc., Citigroup Global Markets, Inc. and Lehman Brothers Inc., or their successors.

         UNINSURED CAUSE: Any cause of damage to property subject to a Mortgage that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

         UNPAID INTEREST SHORTFALL: For each Class of Notes and any Payment Date, such Notes' pro rata share, based on the amount of Accrued Note Interest otherwise payable on such Note on such Payment Date, of (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls.


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